CSMC 2008-C1          COLLATERAL AND STRUCTURAL TERM SHEET        MARCH 18, 2008

                                 CMBS NEW ISSUE

                                  CSMC 2008-C1

                       COLLATERAL & STRUCTURAL TERM SHEET

                                  $621,044,000

                                  (APPROXIMATE)

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,

                                 SERIES 2008-C1

                             [COLUMN FINANCIAL LOGO]
                             A Credit Suisse Company

[Key Bank LOGO]                                             [National City LOGO]

CREDIT SUISSE                                                     MORGAN STANLEY

                            DEUTSCHE BANK SECURITIES

You have requested that Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-14163) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, the Underwriters or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-221-1037 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

I.   TRANSACTION OFFERING (1)

                      INITIAL       APPROXIMATE                              ASSUMED
                    CERTIFICATE       OF TOTAL                              WEIGHTED
                     PRINCIPAL        INITIAL                                AVERAGE
          EXPECTED    BALANCE       CERTIFICATE  APPROXIMATE     INITIAL      LIFE    EXPECTED     EXPECTED
          RATINGS   OR NOTIONAL      PRINCIPAL      CREDIT    PASS-THROUGH   (YEARS)  MATURITY    PRINCIPAL        LEGAL     ERISA
 CLASS      (2)        AMOUNT         BALANCE      SUPPORT      RATE (3)       (4)       (4)      WINDOW (4)      STATUS      (5)
--------  --------  ------------    -----------  -----------  ------------  --------  --------  -------------  ------------  -----
 OFFERED CERTIFICATES:
   A-1    AAA/AAA   $ 12,500,000        1.41%       30.00%          %          2.3      05/12   05/08 - 05/12     Public      Yes
   A-2    AAA/AAA   $229,000,000       25.81%       30.00%          %          4.2      02/13   05/12 - 02/13     Public      Yes
  A-AB    AAA/AAA   $ 22,262,000        2.51%       30.00%          %          6.8      01/17   02/13 - 01/17     Public      Yes
   A-3    AAA/AAA   $258,000,000       29.08%       30.00%          %          9.2      09/17   01/17 - 09/17     Public      Yes
  A-1-A   AAA/AAA   $ 99,282,000       11.19%       30.00%          %          7.4      11/17   05/08 - 11/17     Public      Yes

NON-OFFERED CERTIFICATES (7):
   A-M    AAA/AAA   $ 88,721,000       10.00%       20.00%          %          9.6      12/17   11/17 - 12/17  Private-144A   Yes
   A-J    AAA/AAA   $ 57,668,000        6.50%       13.50%          %          9.7      01/18   12/17 - 01/18  Private-144A   Yes
    B     AA+/AA+   $  8,872,000        1.00%       12.50%          %          9.7      01/18   01/18 - 01/18  Private-144A   Yes
    C      AA/AA    $  8,872,000        1.00%       11.50%          %          9.7      01/18   01/18 - 01/18  Private-144A   Yes
    D     AA-/AA-   $ 12,199,000        1.37%       10.13%          %          9.7      01/18   01/18 - 01/18  Private-144A   Yes
    E      A+/A+    $  9,982,000        1.13%        9.00%          %          9.7      01/18   01/18 - 01/18  Private-144A   Yes
    F       A/A     $  6,654,000        0.75%        8.25%          %          9.7      01/18   01/18 - 01/18  Private-144A   Yes
    G      A-/A-    $  8,872,000        1.00%        7.25%          %          9.8      02/18   01/18 - 02/18  Private-144A   Yes
    H    BBB+/BBB+  $ 14,417,000        1.62%        5.63%          %          9.8      02/18   02/18 - 02/18  Private-144A   Yes
    J     BBB/BBB   $  6,654,000        0.75%        4.88%          %          9.8      02/18   02/18 - 02/18  Private-144A   Yes
    K    BBB-/BBB-  $  9,981,000        1.12%        3.75%          %          9.8      02/18   02/18 - 02/18  Private-144A   Yes
    L     BB+/BB+   $  3,327,000        0.37%        3.38%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    M      BB/BB    $  3,327,000        0.37%        3.00%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    N     BB-/BB-   $  3,327,000        0.37%        2.63%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    O      B+/B+    $  1,109,000        0.12%        2.50%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    P       B/B     $  2,218,000        0.25%        2.25%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    Q      B-/B-    $  2,218,000        0.25%        2.00%          %          9.8      02/18   02/18 - 02/18  Private-144A    No
    S      NR/NR    $ 17,744,600        2.00%        0.00%          %          9.8      03/18   02/18 - 03/18  Private-144A    No
   A-X    AAA/AAA   $887,206,600(6)       N/A         N/A           %          7.7       N/A         N/A       Private-144A   Yes

(1) The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

(2) These classes are expected to be rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and Fitch, Inc. "NR" means not rated.

(3) Classes _, _ and _ will be fixed rate. Classes_, _ and _ will have a pass through rate that is fixed subject to the net WAC of the mortgage pool. Classes _ and _ will have a pass through rate that is equal to the net WAC of the mortgage pool.

(4) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the free writing prospectus) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the free writing prospectus. Assumed weighted average life expressed in years.

(5) Expected to be eligible for Credit Suisse Securities (USA) LLC individual prohibited transaction exemption under ERISA.

(6)  Notional Amount.

(7)  Not offered by the Free Writing Prospectus or this term sheet.

II.  MORTGAGE LOAN SELLER PROFILE

     Column Financial, Inc. ("Column") will be selling 39 mortgage loans, representing 77.1% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. Column was established in August 1993 and is an indirect wholly-owned subsidiary of Credit Suisse Securities (USA) LLC. Column has originated more than 10,165 commercial and multifamily mortgage loans, totaling approximately $134.2 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 14 production offices located throughout the U.S.

     KeyBank National Association ("KeyBank") will be selling 16 mortgage loans, representing 16.9% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. KeyBank, a national banking association, is a wholly-owned subsidiary of KeyCorp. KeyBank, headquartered in Cleveland, Ohio, provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2007, KeyBank had total assets of approximately $95.9 billion, total liabilities including minority interests in consolidated subsidiaries of approximately $88.5 billion and approximately $7.4 billion in stockholder's equity. KeyBank Real Estate Capital, a division of KeyBank, had total assets of approximately $16.3 billion, comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans. The Commercial Mortgage Group originated approximately $4.1 billion in commercial mortgage loans in 2007, and had a current servicing portfolio of $136.1 billion as of December 31, 2007.

     National City Bank ("National City Bank") will be selling 5 mortgage loans, representing 6.0% of the initial mortgage pool balance, to Credit Suisse First Boston Mortgage Securities Corp. for transfer to the issuing entity. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank's commercial mortgage origination division is located in Cleveland, Ohio. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

III. COLLATERAL OVERVIEW (1)

-    MORTGAGE LOAN POOL

     Initial Mortgage Pool Balance:            $887,206,601
     Average Cut-off Date Principal Balance:   $14,786,777
     Loans / Properties:                       60 / 74
     Largest Loan:                             14.7%
     Five Largest Loans / Group of Loans:      52.2%
     Ten Largest Loans / Group of Loans:       67.5%

-    PROPERTY TYPE CONCENTRATIONS

     Retail:                                   40.0%
     Office:                                   27.3%
     Hotel:                                    14.5%
     Multifamily (2):                          11.2%
     Mixed Use:                                6.0%
     Industrial:                               0.7%
     Other:                                    0.2%

-    GEOGRAPHIC DISTRIBUTION

     New York:                                 15.5%
     Texas:                                    15.1%
     Hawaii:                                   14.7%
     California (3):                           13.0%
     Pennsylvania:                             5.8%
     Other:                                    22 other states and Puerto Rico,
                                               each individually 4.5% or less


-    CREDIT STATISTICS

     Wtd. Avg. Underwritten DSCR (4):          1.41x
     Wtd. Avg. Cut-off Date LTV Ratio:         65.2%
     Wtd. Avg. Balloon/ARD LTV Ratio:          61.4%

(1) All information provided based on a Cut-off Date in April 2008 unless otherwise noted.

(2) Includes Manufactured Housing properties which comprise 0.3% of the initial mortgage pool balance.

(3) Properties located in "Southern California" comprise 12.0% of the initial mortgage pool balance and properties located in "Northern California" comprise 1.0% of the initial mortgage pool balance. "Southern California" consists of mortgaged real properties in California in zip codes less than or equal to 93600. "Northern California" consists of mortgaged real properties in zip codes greater than 93600.

(4) For additional information about DSCR calculations for the mortgage loans, please refer to the free writing prospectus and the accompanying diskette.

III. COLLATERAL OVERVIEW (CONTINUED) (1)

-    LOANS WITH RESERVE REQUIREMENTS (2, 3)

     Tax escrows:                              98.0%
     Insurance escrows:                        98.0%
     Cap. Ex escrows:                          97.1%
     TI/LC escrows (4):                        95.3%

-    MORTGAGE LOAN POOL CHARACTERISTICS

     Gross WAC:                                6.2519%
     Wtd. Avg. Remaining Term (5):             95
     Wtd. Avg. Seasoning:                      6
     Call Protection:                          All of the mortgage loans provide
                                               for either a prepayment lockout
                                               period ("Lockout"), a defeasance
                                               period ("Defeasance"), a yield
                                               maintenance premium period
                                               ("YMP"), or a combination
                                               thereof.

     Ownership Interest:                       87.6% (Fee), 12.4% (Leasehold)

     Delinquency:                              None of the mortgage loans will
                                               be delinquent with respect to any
                                               monthly debt service payment for
                                               30 days or more as of the April
                                               2008 due date.

(1) All information provided based on a Cut-off Date in April 2008 unless otherwise noted.

(2)  Includes loans with provisions for upfront and/or collected reserves.

(3)  Includes loans that provide for springing reserves.

(4) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

(5) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

IV.  TRANSACTION OVERVIEW

OFFERED CERTIFICATES:        Classes A-1, A-2, A-AB, A-3 and A-1-A

PASS-THROUGH STRUCTURE:      Senior/Subordinate, Sequential Pay Pass-Through
                             Certificates

MORTGAGE LOAN SELLERS:       Column Financial, Inc., KeyBank National
                             Association and National City Bank

SPONSORS:                    Column Financial, Inc. and KeyBank National
                             Association

JOINT LEAD BOOKRUNNERS:      Credit Suisse Securities (USA) LLC and Morgan
                             Stanley & Co. Incorporated

CO-LEAD MANAGERS:            Credit Suisse Securities (USA) LLC and Morgan
                             Stanley & Co. Incorporated

CO-MANAGER:                  Deutsche Bank Securities Inc.

RATING AGENCIES:             Standard & Poor's Ratings Services, a division of
                             the McGraw Hill Companies, Inc. and Fitch, Inc.

MASTER SERVICER:             KeyCorp Real Estate Capital Markets, Inc.

PRIMARY SERVICER:            KeyCorp Real Estate Capital Markets, Inc., Column
                             Financial, Inc., and Capstone Realty Advisors, LLC

SPECIAL SERVICER:            Midland Loan Services, Inc.

TRUSTEE:                     Wells Fargo Bank, N.A.

CUT-OFF DATE:                April 2008

SETTLEMENT DATE:             On or about April 18, 2008

DISTRIBUTION DATE:           The fourth business day following the Determination
                             Date in each month, beginning May 2008

DETERMINATION DATE:          The eleventh calendar day of the month, or, if the
                             eleventh calendar day is not a business day, the next succeeding business day, beginning in May 2008

MINIMUM DENOMINATIONS:       $10,000 for all offered Certificates and in
                             additional multiples of $1

SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest

ERISA: Classes A-1, A-2, A-AB, A-3 and A-1-A are expected to be eligible for the Co-Lead Managers' individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility.

TAX TREATMENT:               REMIC

ANALYTICS:                   Cashflows are expected to be available through
                             Bloomberg, the Trepp Group, and Intex Solutions

TAX NOTICE:                  THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE
                             USED, AND CANNOT BE USED, FOR THE PURPOSE OF
                             AVOIDING U.S. FEDERAL, STATE, OR LOCAL TAX
                             PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED
                             BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION
                             OR MARKETING BY THE MANAGERS OF THE TRANSACTIONS OR
                             MATTERS ADDRESSED IN THIS TERM SHEET. INVESTORS
                             SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR
                             CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

V.   STRUCTURE DESCRIPTION

- For purposes of distributions to the Class A-1, A-2, A-AB, A-3 and A-1-A Certificates, the mortgage loans will consist of two groups ("Loan Group No. 1" and "Loan Group No. 2"). Generally, principal and interest distributions relating to Loan Group No. 1 will be allocated to the Class A-AB Certificates (until its balance reaches a scheduled balance), then to the Class A-1, A-2, A-3, A-AB and A-1-A Certificates sequentially. Generally, principal and interest distributions relating to Loan Group No. 2 will be allocated to the Class A-1-A, then to the Class A-AB (until its balance reaches a scheduled balance), A-1, A-2, A-3 and A-AB Certificates sequentially. Please see the Free Writing Prospectus for more detailed information.

- All principal remaining after the Class A-1, A-2, A-AB, A-3 and A-1-A Certificates have been retired will be allocated sequentially starting with the Class A-M Certificates.

- The Class A-X Certificates will accrue interest on the total principal balance of the Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates. The Free Writing Prospectus describes the notional amount on which the Class A-X will accrue interest.

- The Class A-X Certificates will accrue interest at a rate equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates. The Free Writing Prospectus describes the pass-through rate at which the Class A-X Certificates will accrue interest.

- Losses will be allocated to each Class of Certificates in reverse order of priority starting with the Class S Certificates through and including the Class A-M Certificates. Any remaining losses will be allocated to Class A-1, A-2, A-AB, A-3 and A-1-A Certificates on a pro rata basis.

VI.  YIELD MAINTENANCE CHARGES ALLOCATION

YIELD MAINTENANCE CHARGES:   Yield Maintenance Charges will generally be
                             distributed on each Distribution Date as follows: A portion (based on the product of the Base Interest
                             Fraction and the Principal Entitlement Fraction as described below) will be delivered to one or more of the following Classes: A-1, A-2, A-AB, A-3,
                             A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K
                             Certificates (the "Yield Maintenance Classes"). The entire amount remaining will be distributed to Class A-X Certificates.

                             With respect to each Yield Maintenance Class, the "Base Interest Fraction" is a fraction, not greater than one or less than zero, having:

                             - a numerator equal to the excess, if any, of the pass-through rate on such class of Certificates over the relevant discount rate, and

                             - a denominator equal to the excess, if any, of the mortgage interest rate of the prepaid loan over the relevant discount rate.

                             With respect to each Yield Maintenance Class, the "Principal Entitlement Fraction" is a fraction having:

                             - a numerator equal to the total principal distributable on such class of Certificates attributable to the loan group that includes the prepaid mortgage loan on the subject Distribution Date, and

                             - a denominator equal to the total principal, distributable on all the Certificates, public and private, attributable to the loan group that includes the prepaid mortgage loan, on the subject Distribution Date.

YIELD MAINTENANCE CHARGE EXAMPLE:    The following is an example of the Yield
                                     Maintenance Charge allocation based on the following assumptions:

                                     -   Class receiving 100% of the principal
                                         is A-1

                                     -   Mortgage rate: 8.00%

                                     -   The Discount Rate at time of
                                         prepayment: 5.75%

                                     -   The Class A-1 Pass-Through Rate is
                                         equal to 7.00%

                                      CLASS A-1
METHOD                                CERTIFICATES    CLASS A-X CERTIFICATES
--------------------------------------------------------------------------------
(Class Pass Through Rate - Discount                   (100.00%-Class A-1
Rate)                                 (7.00%-5.75%)   Certificate Percentage)
(Mortgage Rate-Discount Rate)         (8.00%-5.75%)

Yield Maintenance Charge Allocation   55.56%          44.44%

                               STRUCTURE OVERVIEW

                 LOAN GROUP 1 SHORT TERM COLLATERAL SUMMARY (1)

                                        CUT-OFF                                  WEIGHTED    WEIGHTED     WEIGHTED     WEIGHTED
 MORTGAGE                                DATE                                     AVERAGE     AVERAGE      AVERAGE      AVERAGE
   LOAN                               PRINCIPAL       BALLOON                   REMAINING  REMAINING IO    CUT-OFF        U/W
  NUMBER          PROPERTY NAME      BALANCE/(1)/     BALANCE    PROPERTY TYPE   TERM (1)    TERM (1)    DATE LTV (1)    DSCR
----------  -----------------------  ------------  ------------  -------------  ---------  ------------  ------------  --------
CLASS A-1
            CLASS A-1 TOTAL BALLOON
               PAYMENT                             $         --
            CLASS A-1 AMORTIZATION                 $ 12,500,000
                                                   ------------
            TOTAL CLASS A-1
               CERTIFICATE BALANCE                 $ 12,500,000
                                                   ============

CLASS A-2
     3      1100 Executive Tower     $ 89,500,000  $ 89,500,000      Office         49           49           54.1%      1.42x
     2      450 Lexington Avenue     $110,000,000  $110,000,000      Office         51           51           36.4%      1.89x
    41      Premier Medical Center   $  4,265,000  $  4,265,000      Office         56           56           74.8%      1.33x
    10      Radisson Hotel Dallas
               North                 $ 16,750,852  $ 15,649,750       Hotel         58          N/A           61.8%      1.40x
    29      Medical Mall of Abilene  $  6,857,000  $  6,584,055      Office         58           10           65.0%      1.31x
                                                   ------------
            CLASS A-2 TOTAL BALLOON
               PAYMENT                             $225,998,806                     51           45           46.8%      1.64X
            CLASS A-2 AMORTIZATION                 $  3,001,194
                                                   ------------
            TOTAL CLASS A-2
               CERTIFICATE BALANCE                 $229,000,000
                                                   ============

CLASS A-AB
    53      Arbor Square III         $  2,100,000  $  2,012,339       Other         72           30           67.7%      1.41x
                                                   ------------
            CLASS A-AB TOTAL
               BALLOON PAYMENT                     $  2,012,339                     72           30           67.7%      1.41X
            CLASS A-AB AMORTIZATION                $ 20,249,661
                                                   ------------
            TOTAL CLASS A-AB
               CERTIFICATE BALANCE                 $ 22,262,000
                                                   ============

(1)  Based on an April 2008 Cut-Off Date.

VII. ADDITIONAL DEAL FEATURES

PREPAYMENT INTEREST     Any Prepayment Interest Shortfalls that are not offset
   SHORTFALLS:          by the compensating payments made in limited
                        circumstances by the Master Servicer will generally be
                        allocated pro-rata to each interest-bearing Class of
                        Certificates in proportion to the amount of interest
                        accrued on such Class for such distribution date.

ADVANCES:               The Master Servicer will generally be required to
                        advance delinquent scheduled payments of principal and
                        interest on the related mortgage loans (excluding any
                        balloon payments, default interest or excess interest)
                        and other required amounts through liquidation, subject
                        to a recoverability standard. The Master Servicer will
                        be required to make advances for those balloon loans
                        that become defaulted after their maturity dates, on the
                        same amortization schedule as if the maturity date had
                        not occurred. In the event that the Master Servicer
                        fails to make a required advance of delinquent scheduled
                        payments of principal and interest, the Trustee will be
                        obligated to make the advance.

OPTIONAL TERMINATION:   On any Distribution Date on which the mortgage pool
                        balance, net of outstanding advances of principal, is
                        less than 1% of the initial mortgage pool balance, the
                        issuing entity may be terminated and the Certificates
                        retired at the option of any of the following parties:
                        any single holder or group of holders of a majority of
                        the total outstanding principal balance of certificates
                        of the Series 2008-C1 controlling class (as described in
                        the Free Writing Prospectus), the Special Servicer or
                        the Master Servicer. The relative priorities of such
                        parties with respect to exercising this option are
                        described in the Free Writing Prospectus.

                       MORTGAGED REAL PROPERTIES BY STATE

                                   [GRAPHIC]

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF       AVERAGE                       WEIGHTED
                              MORTGAGED     CUT-OFF DATE       INITIAL         MORTGAGE       WEIGHTED         AVERAGE
                                REAL          PRINCIPAL     MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
STATE                        PROPERTIES      BALANCE (1)       BALANCE           RATE         U/W DSCR      LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
New York                          8         $ 137,610,264       15.5%          6.9392%         1.76x           44.2%
Texas                             6           134,248,098       15.1%          6.3768%         1.30            73.7%
Hawaii                            1           130,310,000       14.7%          5.3870%         1.36            75.0%
California                        5           115,098,774       13.0%          5.4807%         1.41            54.5%
  Southern California (2)         4           106,083,926       12.0%          5.4578%         1.41            54.4%
  Northern California (2)         1             9,014,848        1.0%          5.7500%         1.38            56.5%
Pennsylvania                      5            51,392,882        5.8%          6.4870%         1.27            73.4%
North Carolina                    6            40,186,427        4.5%          6.1202%         1.32            69.6%
Ohio                              5            39,558,021        4.5%          6.0918%         1.33            72.6%
Puerto Rico                       1            34,000,000        3.8%          6.5700%         1.59            54.0%
Florida                           6            31,380,012        3.5%          6.4437%         1.39            69.3%
Virginia                          4            27,289,670        3.1%          6.0023%         1.23            70.8%
Illinois                          4            19,959,385        2.2%          7.2365%         1.35            72.1%
Indiana                           3            16,995,428        1.9%          7.4600%         1.37            71.6%
Missouri                          3            16,983,446        1.9%          7.4600%         1.37            71.6%
Michigan                          1            16,684,000        1.9%          6.1500%         1.23            74.8%
Washington                        1            12,500,000        1.4%          6.2810%         1.20            74.6%
South Carolina                    2            11,700,186        1.3%          6.6100%         1.22            70.2%
Tennessee                         1             7,725,000        0.9%          6.3600%         1.20            77.3%
Maryland                          1             7,465,209        0.8%          6.9400%         1.72            53.3%
Georgia                           1             5,473,715        0.6%          7.0950%         1.20            71.1%
Mississippi                       1             5,068,349        0.6%          6.6650%         1.23            74.5%
Kansas                            1             4,726,156        0.5%          5.9500%         1.39            67.5%
Alabama                           2             4,684,724        0.5%          6.0014%         1.30            75.4%
Kentucky                          1             4,462,099        0.5%          7.0450%         1.40            69.7%
Utah                              1             3,964,294        0.4%          6.2000%         1.26            72.1%
Oklahoma                          1             2,631,405        0.3%          6.5330%         1.31            79.7%
Nebraska                          1             2,439,767        0.3%          6.5300%         1.40            64.2%
Arizona                           1             1,673,123        0.2%          6.6200%         1.21            74.4%
Colorado                          1               996,168        0.1%          6.9100%         1.25            68.7%

                            ---------------------------------------------------------------------------------------------
                                 74         $ 887,206,601      100.0%          6.2519%         1.41x           65.2%
                            =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                   [GRAPHIC]

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF      AVERAGE                        WEIGHTED
                                   MORTGAGED    CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
                                     REAL         PRINCIPAL     MORTGAGE POOL     INTEREST         AVERAGE      CUT-OFF DATE
PROPERTY TYPE                     PROPERTIES     BALANCE (1)       BALANCE          RATE          U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                                 24       $ 355,152,351       40.0%          5.8672%          1.33x           73.0%
Office                                  8         242,559,373       27.3%          6.3185%          1.61            49.0%
Hotel                                  18         128,590,681       14.5%          7.2024%          1.46            65.7%
Multifamily                            17          99,282,445       11.2%          6.1445%          1.26            72.0%
Mixed Use                               4          53,539,018        6.0%          6.3839%          1.22            72.4%
Industrial                              2           5,982,733        0.7%          6.5966%          1.24            74.1%
Other                                   1           2,100,000        0.2%          6.1600%          1.41            67.7%

                                 --------------------------------------------------------------------------------------------
                                       74       $ 887,206,601      100.0%          6.2519%          1.41x           65.2%
                                 ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF      AVERAGE                        WEIGHTED
                                   MORTGAGED    CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
               PROPERTY              REAL         PRINCIPAL     MORTGAGE POOL     INTEREST         AVERAGE      CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE           PROPERTIES     BALANCE (1)       BALANCE          RATE          U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL
               Unanchored              16       $ 187,776,020       21.2%          5.6716%          1.33x           72.6%
               Anchored (2)             8         167,376,332       18.9%          6.0866%          1.32            73.5%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                24       $ 355,152,351       40.0%          5.8672%          1.33x           73.0%
                                 ============================================================================================

OFFICE
               Central Business
                District                2       $ 199,500,000       22.5%          6.3099%          1.68x           44.3%
               Suburban                 6          43,059,373        4.9%          6.3583%          1.28            70.4%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 8       $ 242,559,373       27.3%          6.3185%          1.61x           49.0%
                                 ============================================================================================

HOTEL
               Limited Service         15       $  86,858,626        9.8%          7.1291%          1.48x           68.0%
               Full Service             3          41,732,054        4.7%          7.3549%          1.43            60.9%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                18       $ 128,590,681       14.5%          7.2024%          1.46x           65.7%
                                 ============================================================================================

MULTIFAMILY
               Conventional            15       $  96,407,277       10.9%          6.1248%          1.26x           72.1%
               Manufactured
                Housing                 2           2,875,168        0.3%          6.8054%          1.23            71.1%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                17       $  99,282,445       11.2%          6.1445%          1.26x           72.0%
                                 ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2)  INCLUDES SHADOW-ANCHORED PROPERTIES.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                  WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF      AVERAGE                        WEIGHTED
                                    MORTGAGED    CUT-OFF DATE      INITIAL        MORTGAGE        WEIGHTED        AVERAGE
                                      REAL         PRINCIPAL    MORTGAGE POOL     INTEREST        AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST                 PROPERTIES     BALANCE (1)      BALANCE          RATES         U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Fee                                    73        $ 777,206,601      87.6%          6.1400%          1.34x          69.3%
Leasehold                               1          110,000,000      12.4%          7.0426%          1.89           36.4%

                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                74        $ 887,206,601     100.0%          6.2519%          1.41x          65.2%
                                  ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                    [CHART]

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
                                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED         AVERAGE
      RANGE OF CUT-OFF DATE            MORTGAGE        PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
      PRINCIPAL BALANCES (1)             LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
  $    996,168  -      2,000,000          7         $   10,704,061         1.2%        6.6130%         1.28x           71.8%
     2,000,001  -      2,750,000          4              9,841,171         1.1%        6.4736%         1.32            73.0%
     2,750,001  -      3,500,000          3              9,403,562         1.1%        6.3957%         1.23            71.7%
     3,500,001  -      4,000,000          5             19,464,916         2.2%        6.2681%         1.33            66.3%
     4,000,001  -      4,500,000          4             17,509,179         2.0%        6.6057%         1.43            70.3%
     4,500,001  -      5,500,000          7             34,621,309         3.9%        6.6202%         1.32            70.3%
     5,500,001  -      7,000,000          5             32,930,242         3.7%        6.3027%         1.36            66.3%
     7,000,001  -     10,000,000          9             73,527,548         8.3%        6.3494%         1.41            64.9%
    10,000,001  -     15,000,000          4             47,533,318         5.4%        6.2009%         1.21            76.0%
    15,000,001  -     20,000,000          4             68,493,033         7.7%        6.6669%         1.30            67.9%
    20,000,001  -     35,000,000          3            100,365,000        11.3%        6.3704%         1.35            66.8%
    35,000,001  -     55,000,000          1             51,003,260         5.7%        7.4600%         1.37            71.6%
    55,000,001  -     85,000,000          1             82,000,000         9.2%        5.8390%         1.27            80.0%
    85,000,001  -     95,000,000          1             89,500,000        10.1%        5.4094%         1.42            54.1%
    95,000,001       110,000,000          1            110,000,000        12.4%        7.0426%         1.89            36.4%
   110,000,001  -   $130,310,000          1            130,310,000        14.7%        5.3870%         1.36            75.0%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  60         $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 130,310,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $     996,168
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $  14,786,777

(1)  Based on a Cut-off Date in April 2008

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                    [CHART]

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
               RANGE OF                  MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
              U/W DSCRs                    LOANS       BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    1.17x         -       1.19              1       $    32,900,000        3.7%          6.4900%       1.17x          77.0%
    1.20          -       1.22             19           128,235,249       14.5%          6.2482%       1.21           73.4%
    1.23          -       1.24              3            29,452,349        3.3%          6.1707%       1.23           75.7%
    1.25          -       1.29              9           144,665,286       16.3%          5.9540%       1.27           76.5%
    1.30          -       1.34              6            21,278,467        2.4%          6.8999%       1.32           72.0%
    1.35          -       1.39              7           219,909,888       24.8%          6.0385%       1.37           71.9%
    1.40          -       1.49              6           121,877,616       13.7%          5.9179%       1.42           56.3%
    1.50          -       1.74              6            69,726,087        7.9%          6.5731%       1.60           55.0%
    1.75          -       1.83              2             9,161,659        1.0%          6.5400%       1.78           64.1%
    1.84          -       1.89x             1           110,000,000       12.4%          7.0426%       1.89           36.4%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM U/W DSCR:     1.89x
MINIMUM U/W DSCR:     1.17x
WTD. AVG. U/W DSCR:   1.41x

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                    [CHART]

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
        RANGE OF CUT-OFF DATE            MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
       LOAN-TO-VALUE RATIOS (1)           LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    36.4%         -        50.0%            2       $   113,959,028       12.8%          6.9914%       1.88x          36.4%
    50.1%         -        60.0%            7           163,480,041       18.4%          5.8882%       1.47           54.3%
    60.1%         -        65.0%            8            61,154,860        6.9%          7.1272%       1.47           63.2%
    65.1%         -        70.0%           11            79,302,472        8.9%          6.2343%       1.30           68.8%
    70.1%         -        73.0%            9           101,640,124       11.5%          6.8487%       1.30           71.2%
    73.1%         -        74.0%            2             7,212,579        0.8%          6.6836%       1.20           73.6%
    74.1%         -        75.0%            8           179,222,544       20.2%          5.6541%       1.33           74.9%
    75.1%         -        77.5%            5            48,674,583        5.5%          6.4007%       1.19           77.0%
    77.6%         -        79.5%            4            24,470,000        2.8%          6.0937%       1.24           78.9%
    79.6%         -        80.0%            4           108,090,370       12.2%          5.9103%       1.26           79.9%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):      36.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    65.2%

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                             MORTGAGE INTEREST RATES

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
                                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
        RANGE OF                       MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
 MORTGAGE INTEREST RATES                 LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
  5.3870%    -    5.5000%                 2         $  219,810,000        24.8%        5.3961%         1.38x           66.5%
  5.5000%    -    5.8000%                 5             42,608,876         4.8%        5.6885%         1.28            63.9%
  5.8001%    -    5.9000%                 6            120,594,243        13.6%        5.8476%         1.27            78.5%
  5.9001%    -    6.2500%                 6             63,874,449         7.2%        6.0766%         1.28            71.3%
  6.2501%    -    6.5500%                14            115,267,090        13.0%        6.4181%         1.29            72.9%
  6.5501%    -    6.6000%                 4             50,665,964         5.7%        6.5729%         1.54            58.4%
  6.6001%    -    6.7000%                 7             25,836,658         2.9%        6.6233%         1.22            72.1%
  6.7001%    -    7.0000%                 9             49,737,394         5.6%        6.8093%         1.42            62.9%
  7.0001%    -    8.2300%                 7            198,811,926        22.4%        7.2546%         1.65            51.1%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  60         $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           8.2300%
MINIMUM MORTGAGE INTEREST RATE:           5.3870%
WTD. AVG. MORTGAGE INTEREST RATE:         6.2519%

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                       NUMBER OF                 PERCENTAGE OF   AVERAGE                WEIGHTED        WEIGHTED
                                      UNDERLYING  CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED    AVERAGE         AVERAGE
                                       MORTGAGE     PRINCIPAL    MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                                LOANS     BALANCE (1)      BALANCE        RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans                 6     $ 449,540,000       50.7%      5.9446%      1.48x       61.9%            79
Balloon Loans with Partial IO Term         18       181,053,000       20.4%      6.2212%      1.28        71.2%            39
Balloon Loan without IO Term               32       229,075,565       25.8%      6.8476%      1.39        65.9%           N/A
ARD Loans with Partial IO Term              1         6,857,000        0.8%      7.1100%      1.31        65.0%            10
ARD Loans without IO Term                   3        20,681,036        2.3%      6.3200%      1.24        77.6%           N/A

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60     $ 887,206,601      100.0%      6.2519%      1.41x       65.2%           N/A
                                      ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                        WEIGHTED
          RANGE OF                    UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED         AVERAGE
       ORIGINAL TERMS                  MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE        CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)          LOANS        BALANCE (2)       BALANCE          RATE        U/W DSCR       LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    58       -         60                  6        $  260,837,852        29.4%        6.4337%         1.59x           49.8%
    61       -         84                  2             3,096,168         0.3%        6.4013%         1.36            68.0%
    85       -        120                 48           608,723,144        68.6%        6.1632%         1.33            71.6%
   121       -        122                  4            14,549,437         1.6%        6.6742%         1.27            73.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60        $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ===========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):              58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
            REMAINING TERMS              MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1), (2)      LOANS        BALANCE (2)       BALANCE          RATES       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
       49         -          60             6       $   260,837,852       29.4%          6.4337%       1.59x          49.8%
       61         -          84             2             3,096,168        0.3%          6.4013%       1.36           68.0%
       85         -         119            52           623,272,581       70.3%          6.1751%       1.33           71.7%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         49
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):       95

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
         RANGE OF                     UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
  ORIGINAL AMORTIZATION                MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
   TERMS (MONTHS) (1)                    LOANS        BALANCE (2)       BALANCE          RATE        U/W DSCR      LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      Interest Only                        6        $  449,540,000        50.7%        5.9446%         1.48x           61.9%
   300       -      300                    5            49,933,747         5.6%        7.1905%         1.42            63.2%
   301       -      360                   49           387,732,854        43.7%        6.4874%         1.33            69.3%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60        $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
        REMAINING AMORTIZATION           MORTGAGE       PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
      TERMS (MONTHS) (1), (2)              LOANS       BALANCE (2)       BALANCE          RATES       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
            Interest Only                   6       $   449,540,000       50.7%          5.9446%       1.48x          61.9%
      289         -         300             5            49,933,747        5.6%          7.1905%       1.42           63.2%
      301         -         355            15            69,277,860        7.8%          6.4494%       1.43           63.7%
      356         -         360            34           318,454,994       35.9%          6.4957%       1.31           70.6%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):               360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):               289
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):             351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

CSMC 2008-C1          COLLATERAL AND STRUCTURAL TERM SHEET        MARCH 18, 2008

                        YEARS BUILT / YEARS RENOVATED (1)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
             RANGE OF YEARS                REAL        PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
           BUILT/RENOVATED (1)          PROPERTIES     BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
       1954         -        1990           5       $    23,822,274        2.7%          6.6779%       1.46x          59.9%
       1991         -        1995           6           127,302,388       14.3%          6.9314%       1.80           40.6%
       1996         -        2000           7            50,974,307        5.7%          6.2175%       1.30           72.8%
       2001         -        2005          21           304,365,642       34.3%          6.0034%       1.30           69.4%
       2006         -        2007          35           380,741,990       42.9%          6.2014%       1.38           69.5%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    74       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:         2007
OLDEST YEAR BUILT/RENOVATED               1954
WTD. AVG. YEAR BUILT/RENOVATED:           2002

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
              RANGE OF                     REAL        PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
      OCCUPANCY RATES AT U/W (1)        PROPERTIES     BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      54%         -         75%            15       $   102,402,843       11.5%          7.1375%       1.47x          63.7%
      76%         -         85%             7           128,863,996       14.5%          5.8911%       1.41           58.5%
      86%         -         90%             4            49,806,168        5.6%          6.3578%       1.21           74.6%
      91%         -         95%             6           122,150,000       13.8%          5.9157%       1.26           79.2%
      96%         -         97%             5           161,481,256       18.2%          5.5483%       1.34           73.8%
      98%         -        100%            37           322,502,338       36.4%          6.5782%       1.51           57.4%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    74       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:            100%
MINIMUM OCCUPANCY RATE AT U/W:             54%
WTD. AVG. OCCUPANCY RATE AT U/W:           91%

(1) FOR HOSPITALITY PROPERTIES THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                  PREPAYMENT PROVISIONS AS OF CUT-OFF DATE (1)

                                                                WEIGHTED      WEIGHTED          WEIGHTED
                                                                AVERAGE       AVERAGE      AVERAGE REMAINING       WEIGHTED
       RANGE OF         NUMBER OF               PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM        AVERAGE
  REMAINING TERMS TO   UNDERLYING  CUT-OFF DATE    INITIAL      LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM     REMAINING
    STATED MATURITY     MORTGAGE    PRINCIPAL   MORTGAGE POOL   PERIOD     PLUS YM PERIOD        PERIOD            MATURITY
  (MONTHS) (1), (2)      LOANS      BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1), (2)
---------------------------------------------------------------------------------------------------------------------------------
   49      -      100       8     $ 263,934,020      29.7%         31            47                47                  51
  101      -      119      52       623,272,581      70.3%        100           110               110                 114

                       ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    60     $ 887,206,601     100.0%         79            91                91                  95
                       ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                               WEIGHTED       WEIGHTED          WEIGHTED
                                                                AVERAGE       AVERAGE      AVERAGE REMAINING       WEIGHTED
                       NUMBER OF                PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM        AVERAGE
                       UNDERLYING  CUT-OFF DATE    INITIAL      LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM     REMAINING
                        MORTGAGE    PRINCIPAL   MORTGAGE POOL    PERIOD    PLUS YM PERIOD        PERIOD            MATURITY
PREPAYMENT OPTION        LOANS      BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1), (2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance       49     $ 729,894,288      82.3%         96            96                96                 100
Yield Maintenance           8       148,071,934      16.7%          0            68                68                  72
Lockout / Yield
 Maintenance                3         9,240,379       1.0%         36           113               113                 117

                       ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    60     $ 887,206,601     100.0%         79            91                91                  95
                       ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                            WEIGHTED
                          OPEN PERIOD                 PERCENTAGE OF   WEIGHTED  WEIGHTED    AVERAGE                     WEIGHTED
                           NUMBER OF   CUT-OFF DATE      INITIAL      AVERAGE   AVERAGE     MORTGAGE      WEIGHTED       AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL    MORTGAGE POOL     OPEN      LOAN      INTEREST       AVERAGE    CUT-OFF DATE
      OPEN PERIODS           LOANS      BALANCE (1)      BALANCE       PERIOD     TERM        RATE        U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
     2    -      4             51      $ 739,660,715      83.4%           4        98       6.4007%         1.42x         63.6%
     5    -      7              8        143,586,858      16.2%           5       116       5.5041%         1.35          74.4%
     8    -     37              1          3,959,028       0.4%          37       120       5.5700%         1.57          37.0%

                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        60      $ 887,206,601     100.0%           4       101       6.2519%         1.41x         65.2%
                          =========================================================================================================

MAXIMUM OPEN PERIOD:           37
MINIMUM OPEN PERIOD:            2
WTD. AVG. OPEN PERIOD:          4

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                           WEIGHTED
                                      PERCENTAGE OF         AVERAGE                             WEIGHTED
                  CUT-OFF DATE           INITIAL           MORTGAGE          WEIGHTED            AVERAGE
                    PRINCIPAL         MORTGAGE POOL        INTEREST          AVERAGE          CUT-OFF DATE
 CONCENTRATION     BALANCE (1)           BALANCE             RATE            U/W DSCR         LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
   Top 1         $   130,310,000          14.7%             5.3870%            1.36x              75.0%
   Top 3             329,810,000          37.2%             5.9452%            1.55               56.5%
   Top 5             462,813,260          52.2%             6.0933%            1.48               62.3%
   Top 7             530,278,260          59.8%             6.1212%            1.48               62.2%
   Top 10            599,064,112          67.5%             6.1863%            1.45               63.3%

                 ------------------------------------------------------------------------------------------
 ENTIRE POOL     $   887,206,601         100.0%             6.2519%            1.41x              65.2%
                 ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                               LOAN CLOSING DATES

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
           RANGE OF CLOSING              MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
                DATES                     LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
   4/18/2007    -     6/30/2007             7       $   140,299,201       15.8%          5.6270%       1.38x          59.1%
    7/1/2007    -     9/30/2007             6           174,777,021       19.7%          6.8237%       1.74           45.4%
   10/1/2007    -    12/31/2007            39           465,694,081       52.5%          6.0119%       1.31           73.3%
    1/1/2008    -     2/1/2008              8           106,436,298       12.0%          7.1870%       1.33           70.7%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

LATEST LOAN CLOSING DATE                2/1/2008
OLDEST LOAN CLOSING DATE               4/18/2007
WTD. AVG. CLOSING DATE:                10/5/2007

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                 GROUP NO. 1 MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                      WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
STATE                                    PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
New York                                      7       $   136,065,026       17.3%         6.9411%         1.76x         43.8%
Texas                                         6           134,248,098       17.0%         6.3768%         1.30          73.7%
Hawaii                                        1           130,310,000       16.5%         5.3870%         1.36          75.0%
California                                    5           115,098,774       14.6%         5.4807%         1.41          54.5%
     Southern California (2)                  4           106,083,926       13.5%         5.4578%         1.41          54.4%
     Northern California (2)                  1             9,014,848        1.1%         5.7500%         1.38          56.5%
Pennsylvania                                  5            51,392,882        6.5%         6.4870%         1.27          73.4%
Puerto Rico                                   1            34,000,000        4.3%         6.5700%         1.59          54.0%
Florida                                       5            29,501,012        3.7%         6.4242%         1.40          69.1%
Ohio                                          3            22,658,021        2.9%         6.2585%         1.38          67.9%
Illinois                                      4            19,959,385        2.5%         7.2365%         1.35          72.1%
Indiana                                       3            16,995,428        2.2%         7.4600%         1.37          71.6%
Missouri                                      3            16,983,446        2.2%         7.4600%         1.37          71.6%
Michigan                                      1            16,684,000        2.1%         6.1500%         1.23          74.8%
Washington                                    1            12,500,000        1.6%         6.2810%         1.20          74.6%
Tennessee                                     1             7,725,000        1.0%         6.3600%         1.20          77.3%
Maryland                                      1             7,465,209        0.9%         6.9400%         1.72          53.3%
North Carolina                                1             6,721,427        0.9%         6.4700%         1.54          67.9%
Virginia                                      2             6,654,670        0.8%         6.7896%         1.27          74.8%
Georgia                                       1             5,473,715        0.7%         7.0950%         1.20          71.1%
Kansas                                        1             4,726,156        0.6%         5.9500%         1.39          67.5%
Alabama                                       2             4,684,724        0.6%         6.0014%         1.30          75.4%
Utah                                          1             3,964,294        0.5%         6.2000%         1.26          72.1%
Nebraska                                      1             2,439,767        0.3%         6.5300%         1.40          64.2%
Arizona                                       1             1,673,123        0.2%         6.6200%         1.21          74.4%

                                      -------------------------------------------------------------------------------------------
                                             57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600

             GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
PROPERTY TYPE                            PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Retail                                       24       $   355,152,351       45.1%         5.8672%         1.33x         73.0%
Office                                        8           242,559,373       30.8%         6.3185%         1.61          49.0%
Hotel                                        18           128,590,681       16.3%         7.2024%         1.46          65.7%
Mixed Use                                     4            53,539,018        6.8%         6.3839%         1.22          72.4%
Industrial                                    2             5,982,733        0.8%         6.5966%         1.24          74.1%
Other                                         1             2,100,000        0.3%         6.1600%         1.41          67.7%

                                      -------------------------------------------------------------------------------------------
                                             57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

           GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
               PROPERTY                      REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE                   PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
RETAIL
               Unanchored                    16       $   187,776,020       23.8%          5.6716%         1.33x         72.6%
               Anchored (2)                   8           167,376,332       21.2%          6.0866%         1.32          73.5%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      24       $   355,152,351       45.1%          5.8672%         1.33x         73.0%
                                        =========================================================================================

OFFICE
               Central Business District      2       $   199,500,000       25.3%          6.3099%         1.68x         44.3%
               Suburban                       6            43,059,373        5.5%          6.3583%         1.28          70.4%
                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       8       $   242,559,373       30.8%          6.3185%         1.61x         49.0%
                                        =========================================================================================

HOTEL
               Limited Service               15       $    86,858,626       11.0%          7.1291%         1.48x         68.0%
               Full Service                   3            41,732,054        5.3%          7.3549%         1.43          60.9%
                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      18       $   128,590,681       16.3%          7.2024%         1.46x         65.7%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) INCLUDES SHADOW-ANCHORED PROPERTIES.

               GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                      WEIGHTED       WEIGHTED
                              UNDERLYING     CUT-OFF DATE       LOAN         MORTGAGE       WEIGHTED       AVERAGE        AVERAGE
                               MORTGAGE       PRINCIPAL        GROUP 1       INTEREST       AVERAGE     CUT-OFF DATE     REMAINING
LOAN TYPE                        LOANS        BALANCE (1)      BALANCE         RATE         U/W DSCR    LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans        5        $  416,075,000       52.8%        5.9361%         1.49x         61.3%            81
Balloon Loans with Partial
 IO Term                          13           141,639,000       18.0%        6.3252%         1.30          70.5%            43
Balloon Loan without
 IO Term                          25           202,672,120       25.7%        6.8658%         1.41          65.1%           N/A
ARD Loans with Partial
 IO Term                           1             6,857,000        0.9%        7.1100%         1.31          65.0%            10
ARD Loans without IO Term          3            20,681,036        2.6%        6.3200%         1.24          77.6%           N/A

                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           47        $  787,924,156      100.0%        6.2655%         1.43x         64.4%           N/A
                            ========================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   GROUP NO. 1 ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
      ORIGINAL AMORTIZATION               MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) (1)                  LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       5       $   416,075,000        52.8%        5.9361%          1.49x         61.3%
     300        -        300                  4            44,865,398         5.7%        7.2499%          1.45          61.9%
     301        -        360                 38           326,983,759        41.5%        6.5495%          1.34          68.6%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%        6.2655%          1.43x         64.4%
                                      ===========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):               360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):               300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):             353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                GROUP NO. 1 REMAINING AMORTIZATION TERMS (1), (2)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
        REMAINING AMORTIZATION            MORTGAGE       PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
        TERMS (MONTHS) (1), (2)            LOANS        BALANCE (2)       BALANCE          RATES        U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       5       $   416,075,000        52.8%        5.9361%         1.49x          61.3%
     289        -        300                  4            44,865,398         5.7%        7.2499%         1.45           61.9%
     301        -        355                 14            68,281,693         8.7%        6.4427%         1.43           63.6%
     356        -        360                 24           258,702,066        32.8%        6.5777%         1.32           70.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%        6.2655%         1.43x          64.4%
                                      ===========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):        360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):        289
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):      350

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                GROUP NO. 1 ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           ORIGINAL TERMS                 MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)         LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
           58    -      60                    5       $   227,372,852       28.9%         6.4902%         1.64x          46.8%
           61    -      84                    1             2,100,000        0.3%         6.1600%         1.41           67.7%
           85    -     120                   37           543,901,867       69.0%         6.1610%         1.34           71.5%
          121    -     122                    4            14,549,437        1.8%         6.6742%         1.27           73.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%         1.43x          64.4%
                                      ===========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

             GROUP NO. 1 REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           REMAINING TERMS                MORTGAGE       PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1), (2)      LOANS        BALANCE (2)       BALANCE          RATES        U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
     49         -         60                  5       $   227,372,852       28.9%         6.4902%         1.64x         46.8%
     61         -         84                  1             2,100,000        0.3%         6.1600%         1.41          67.7%
     85         -        119                 41           558,451,304       70.9%         6.1744%         1.34          71.5%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):       119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):        49
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):      96

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 GROUP NO. 1 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE                MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
      PRINCIPAL BALANCES (1)                LOANS        BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
   $  1,115,379  -       2,000,000            3       $     4,783,655         0.6%         6.4412%        1.29x          73.4%
      2,000,001  -       2,750,000            3             7,209,767         0.9%         6.4519%        1.33           70.5%
      2,750,001  -       3,500,000            3             9,403,562         1.2%         6.3957%        1.23           71.7%
      3,500,001  -       4,000,000            5            19,464,916         2.5%         6.2681%        1.33           66.3%
      4,000,001  -       4,500,000            3            13,047,080         1.7%         6.4555%        1.44           70.5%
      4,500,001  -       5,500,000            5            24,877,777         3.2%         6.6130%        1.35           69.5%
      5,500,001  -       7,000,000            5            32,930,242         4.2%         6.3027%        1.36           66.3%
      7,000,001  -      10,000,000            6            49,602,545         6.3%         6.4765%        1.48           59.4%
     10,000,001  -      15,000,000            4            47,533,318         6.0%         6.2009%        1.21           76.0%
     15,000,001  -      20,000,000            3            49,358,033         6.3%         7.0495%        1.34           67.1%
     20,000,001  -      35,000,000            2            66,900,000         8.5%         6.5307%        1.38           65.3%
     35,000,001  -      55,000,000            1            51,003,260         6.5%         7.4600%        1.37           71.6%
     55,000,001  -      85,000,000            1            82,000,000        10.4%         5.8390%        1.27           80.0%
     85,000,001  -      95,000,000            1            89,500,000        11.4%         5.4094%        1.42           54.1%
     95,000,001        110,000,000            1           110,000,000        14.0%         7.0426%        1.89           36.4%
    110,000,001  -    $130,310,000            1           130,310,000        16.5%         5.3870%        1.36           75.0%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%         6.2655%        1.43x          64.4%
                                      ============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $  130,310,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $    1,115,379
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $   16,764,344

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
            RANGE OF                       MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES                 LOANS        BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
   5.3870%     -      5.5000%                 2        $   219,810,000      27.9%          5.3961%        1.38x          66.5%
   5.5000%     -      5.8000%                 4             23,473,876       3.0%          5.6954%        1.34           58.9%
   5.8001%     -      5.9000%                 4            103,694,243      13.2%          5.8443%        1.27           78.4%
   5.9001%     -      6.2500%                 5             30,409,449       3.9%          6.1059%        1.27           72.9%
   6.2501%     -      6.5500%                13            112,635,685      14.3%          6.4154%        1.28           72.8%
   6.5501%     -      6.6000%                 4             50,665,964       6.4%          6.5729%        1.54           58.4%
   6.6001%     -      6.7000%                 3              7,568,123       1.0%          6.6165%        1.21           75.4%
   6.7001%     -      7.0000%                 6             45,316,989       5.8%          6.8105%        1.44           61.9%
   7.0001%     -      8.2300%                 6            194,349,827      24.7%          7.2594%        1.66           50.7%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47        $   787,924,156     100.0%          6.2655%        1.43x          64.4%
                                      ============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           8.2300%
MINIMUM MORTGAGE INTEREST RATE:           5.3870%
WTD. AVG. MORTGAGE INTEREST RATE:         6.2655%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

              GROUP NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
              RANGE OF                    MORTGAGE      PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
              U/W DSCRs                     LOANS      BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
        1.17x    -     1.19                   1       $    32,900,000       4.2%          6.4900%        1.17x         77.0%
        1.20     -     1.22                  15            95,521,063      12.1%          6.3079%        1.21          74.5%
        1.23     -     1.24                   1            16,684,000       2.1%          6.1500%        1.23          74.8%
        1.25     -     1.29                   5            99,504,119      12.6%          5.9117%        1.27          78.8%
        1.30     -     1.34                   4            17,101,824       2.2%          6.9672%        1.32          70.3%
        1.35     -     1.39                   7           219,909,888      27.9%          6.0385%        1.37          71.9%
        1.40     -     1.49                   5           117,415,517      14.9%          5.8750%        1.42          55.8%
        1.50     -     1.74                   6            69,726,087       8.8%          6.5731%        1.60          55.0%
        1.75     -     1.83                   2             9,161,659       1.2%          6.5400%        1.78          64.1%
        1.84     -     1.89x                  1           110,000,000      14.0%          7.0426%        1.89          36.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156     100.0%          6.2655%        1.43x         64.4%
                                      ===========================================================================================

MAXIMUM U/W DSCR:                         1.89x
MINIMUM U/W DSCR:                         1.17x
WTD. AVG. U/W DSCR:                       1.43x

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE             MORTGAGE      PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
       LOAN-TO-VALUE RATIOS (1)             LOANS      BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
   36.4%      -     50.0%                     2       $   113,959,028       14.5%         6.9914%        1.88x         36.4%
   50.1%      -     60.0%                     7           163,480,041       20.7%         5.8882%        1.47          54.3%
   60.1%      -     65.0%                     7            59,654,860        7.6%         7.1400%        1.48          63.2%
   65.1%      -     70.0%                     8            40,379,205        5.1%         6.2807%        1.30          67.8%
   70.1%      -     73.0%                     5            68,925,938        8.7%         7.2164%        1.34          71.7%
   73.1%      -     74.0%                     2             7,212,579        0.9%         6.6836%        1.20          73.6%
   74.1%      -     75.0%                     7           174,154,195       22.1%         5.6246%        1.33          74.9%
   75.1%      -     77.5%                     4            47,129,345        6.0%         6.3882%        1.19          77.0%
   77.6%      -     79.5%                     2             7,570,000        1.0%         6.5971%        1.20          78.8%
   79.6%      -     80.0%                     3           105,458,965       13.4%         5.8947%        1.26          80.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%        1.43x         64.4%
                                      ===========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):       80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):       36.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):     64.4%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

     GROUP NO. 1 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST                       PROPERTIES     BALANCE (1)       BALANCE          RATES        U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                          56       $   677,924,156       86.0%         6.1394%         1.35x         68.9%
Leasehold                                     1           110,000,000       14.0%         7.0426%         1.89          36.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   GROUP NO. 1 YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           RANGE OF YEARS                  REAL          PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
         BUILT/RENOVATED (1)             PROPERTIES     BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          1963    -    1990                   3       $    20,947,107        2.7%         6.6604%         1.49x         58.3%
          1991    -    1995                   6           127,302,388       16.2%         6.9314%         1.80          40.6%
          1996    -    2000                   6            46,914,307        6.0%         6.2320%         1.30          73.0%
          2001    -    2005                  13           259,129,051       32.9%         5.9617%         1.31          69.3%
          2006    -    2007                  29           333,631,303       42.3%         6.2272%         1.39          68.8%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:         2007
OLDEST YEAR BUILT/RENOVATED               1963
WTD. AVG. YEAR BUILT/RENOVATED:           2002

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

               GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING (1, 2)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
              RANGE OF                      REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
      OCCUPANCY RATES AT U/W (1)         PROPERTIES     BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          54%     -     75%                  15        $   102,402,843      13.0%         7.1375%         1.47x         63.7%
          76%     -     85%                   6            122,193,996      15.5%         5.8824%         1.42          57.9%
          86%     -     90%                   1             32,900,000       4.2%         6.4900%         1.17          77.0%
          91%     -     95%                   4            106,125,000      13.5%         5.9128%         1.26          79.7%
          96%     -     97%                   3            151,824,848      19.3%         5.4822%         1.35          73.9%
          98%     -    100%                  28            272,477,469      34.6%         6.6562%         1.56          54.7%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57        $   787,924,156     100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:            100%
MINIMUM OCCUPANCY RATE AT U/W:             54%
WTD. AVG. OCCUPANCY RATE AT U/W:           90%

(1) FOR HOSPITALITY PROPERTIES THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                           NUMBER OF                   PERCENTAGE OF     AVERAGE                      WEIGHTED
                                           MORTGAGED    CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED       AVERAGE
                                             REAL         PRINCIPAL       GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
STATE                                     PROPERTIES     BALANCE (1)      BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
North Carolina                                5       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
Virginia                                      2            20,635,000       20.8%         5.7483%         1.21         69.5%
Ohio                                          2            16,900,000       17.0%         5.8682%         1.26         79.0%
South Carolina                                2            11,700,186       11.8%         6.6100%         1.22         70.2%
Mississippi                                   1             5,068,349        5.1%         6.6650%         1.23         74.5%
Kentucky                                      1             4,462,099        4.5%         7.0450%         1.40         69.7%
Oklahoma                                      1             2,631,405        2.7%         6.5330%         1.31         79.7%
Florida                                       1             1,879,000        1.9%         6.7500%         1.22         72.3%
New York                                      1             1,545,238        1.6%         6.7800%         1.32         77.3%
Colorado                                      1               996,168        1.0%         6.9100%         1.25         68.7%

                                        -----------------------------------------------------------------------------------------
                                             17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

             GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF   AVERAGE                         WEIGHTED
                                          MORTGAGED    CUT-OFF DATE        LOAN        MORTGAGE        WEIGHTED        AVERAGE
                                            REAL         PRINCIPAL        GROUP 2      INTEREST         AVERAGE     CUT-OFF DATE
PROPERTY TYPE                            PROPERTIES     BALANCE (1)       BALANCE        RATE          U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Multifamily                                  17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%

                                        -----------------------------------------------------------------------------------------
                                             17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF    AVERAGE                       WEIGHTED
                                          MORTGAGED    CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED        AVERAGE
                 PROPERTY                   REAL         PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE                PROPERTIES     BALANCE (1)       BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                 Conventional                15       $    96,407,277       97.1%        6.1248%         1.26x         72.1%
                 Manufactured Housing         2             2,875,168        2.9%        6.8054%         1.23          71.1%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

               GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF   AVERAGE                  WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE    WEIGHTED      AVERAGE         AVERAGE
                                     MORTGAGE      PRINCIPAL       GROUP 2      INTEREST     AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE        RATE      U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              1     $    33,465,000       33.7%       6.0500%      1.28x       69.9%             50
Balloon Loans with Partial IO Term       5          39,414,000       39.7%       5.8475%      1.24        73.7%             25
Balloon Loan without IO Term             7          26,403,445       26.6%       6.7077%      1.27        72.2%            N/A

                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 13     $    99,282,445      100.0%       6.1445%      1.26x       72.0%            N/A
                                   =================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   GROUP NO. 2 ORIGINAL AMORTIZATION TERMS (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                        WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN         MORTGAGE        WEIGHTED       AVERAGE
       ORIGINAL AMORTIZATION              MORTGAGE       PRINCIPAL        GROUP 2       INTEREST        AVERAGE      CUT-OFF DATE
        TERMS (MONTHS) (1)                 LOANS        BALANCE (2)       BALANCE         RATE          U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       1       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
         300    -    300                      1             5,068,349        5.1%         6.6650%         1.23         74.5%
         301    -    360                     11            60,749,096       61.2%         6.1531%         1.25         73.0%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):         360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):         300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):       355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                GROUP NO. 2 REMAINING AMORTIZATION TERMS (1), (2)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
      REMAINING AMORTIZATION              MORTGAGE       PRINCIPAL        GROUP 2       INTEREST         AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1), (2)              LOANS        BALANCE (2)       BALANCE         RATES         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       1       $    33,465,000       33.7%        6.0500%          1.28x        69.9%
          295   -    300                      1             5,068,349        5.1%        6.6650%          1.23         74.5%
          301   -    355                      1               996,168        1.0%        6.9100%          1.25         68.7%
          356   -    360                     10            59,752,928       60.2%        6.1405%          1.25         73.1%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):         360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):         295
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):       354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
          ORIGINAL TERMS                  MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE      CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)          LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          60    -     60                      1       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
          61    -     84                      1               996,168        1.0%         6.9100%         1.25         68.7%
          85    -    120                     11            64,821,277       65.3%         6.1815%         1.25         73.2%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         120
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        99

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

              GROUP NO. 2 REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                       WEIGHTED
              RANGE OF                    UNDERLYING   CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
           REMAINING TERMS                 MORTGAGE      PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1), (2)      LOANS       BALANCE (2)       BALANCE         RATES         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
           50   -    60                       1       $    33,465,000       33.7%        6.0500%          1.28x        69.9%
           61   -    84                       1               996,168        1.0%        6.9100%          1.25         68.7%
           85   -    118                     11            64,821,277       65.3%        6.1815%          1.25         73.2%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         118
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):          50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        94

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 GROUP NO. 2 CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN         MORTGAGE       WEIGHTED       AVERAGE
       RANGE OF CUT-OFF DATE              MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
       PRINCIPAL BALANCES (1)               LOANS       BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
  $   996,168  -    2,000,000                 4       $     5,920,406        6.0%         6.7518%         1.26x        70.5%
    2,000,001  -    2,750,000                 1             2,631,405        2.7%         6.5330%         1.31         79.7%
    2,750,001  -    4,500,000                 1             4,462,099        4.5%         7.0450%         1.40         69.7%
    4,500,001  -    5,500,000                 2             9,743,532        9.8%         6.6386%         1.23         72.4%
    5,500,001  -   10,000,000                 3            23,925,003       24.1%         6.0860%         1.25         76.4%
   10,000,001  -   20,000,000                 1            19,135,000       19.3%         5.6800%         1.21         70.1%
   20,000,001  -  $33,465,000                 1            33,465,000       33.7%         6.0500%         1.28         69.9%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $ 33,465,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $    996,168
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $  7,637,111

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN         MORTGAGE       WEIGHTED       AVERAGE
           RANGE OF                       MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES                 LOANS       BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
      5.6800%  -  5.8000%                     1       $    19,135,000       19.3%         5.6800%         1.21x        70.1%
      5.8001%  -  5.9000%                     2            16,900,000       17.0%         5.8682%         1.26         79.0%
      5.9001%  -  6.2500%                     1            33,465,000       33.7%         6.0500%         1.28         69.9%
      6.2501%  -  6.5500%                     1             2,631,405        2.7%         6.5330%         1.31         79.7%
      6.5501%  -  6.7000%                     4            18,268,535       18.4%         6.6261%         1.23         70.8%
      6.7001%  -  7.0000%                     3             4,420,406        4.5%         6.7965%         1.26         73.2%
      7.0001%  -  7.0450%                     1             4,462,099        4.5%         7.0450%         1.40         69.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           7.0450%
MINIMUM MORTGAGE INTEREST RATE:           5.6800%
WTD. AVG. MORTGAGE INTEREST RATE:         6.1445%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

              GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
           RANGE OF                       MORTGAGE      PRINCIPAL         GROUP 2       INTEREST       AVERAGE      CUT-OFF DATE
           U/W DSCRs                       LOANS       BALANCE (1)        BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
        1.21x    -    1.23                    6       $    45,482,535       45.8%        6.1088%         1.22x         72.1%
        1.24     -    1.26                    1               996,168        1.0%        6.9100%         1.25          68.7%
        1.27     -    1.29                    3            44,165,000       44.5%        6.0277%         1.28          71.6%
        1.30     -    1.34                    2             4,176,643        4.2%        6.6244%         1.31          78.8%
        1.35     -    1.40x                   1             4,462,099        4.5%        7.0450%         1.40          69.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

MAXIMUM U/W DSCR:                         1.40x
MINIMUM U/W DSCR:                         1.21x
WTD. AVG. U/W DSCR:                       1.26x

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE               MORTGAGE      PRINCIPAL         GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
      LOAN-TO-VALUE RATIOS                 LOANS       BALANCE (1)        BALANCE         RATE          U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
       62.5%    -    65.0%                    1       $     1,500,000        1.5%        6.6200%          1.27x        62.5%
       65.1%    -    70.0%                    3            38,923,267       39.2%        6.1861%          1.29         69.8%
       70.1%    -    73.0%                    4            32,714,186       33.0%        6.0741%          1.21         70.3%
       73.1%    -    75.0%                    1             5,068,349        5.1%        6.6650%          1.23         74.5%
       75.1%    -    77.5%                    1             1,545,238        1.6%        6.7800%          1.32         77.3%
       77.6%    -    79.5%                    2            16,900,000       17.0%        5.8682%          1.26         79.0%
       79.6%    -    79.7%                    1             2,631,405        2.7%        6.5330%          1.31         79.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):        79.7%
MINIMUM CUT-OFF DATE LTV RATIO (1):        62.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      72.0%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

     GROUP NO. 2 UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         MORTGAGED      CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED       AVERAGE
                                           REAL          PRINCIPAL        GROUP 2        INTEREST        AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST                      PROPERTIES      BALANCE (1)       BALANCE         RATES         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                          17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   GROUP NO. 2 YEARS BUILT/YEARS RENOVATED (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                       WEIGHTED
                                         MORTGAGED     CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
            RANGE OF YEARS                  REAL         PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
          BUILT/RENOVATED (1)            PROPERTIES     BALANCE (2)       BALANCE         RATE         U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
            1954  -  1990                     2       $     2,875,168        2.9%        6.8054%          1.23x        71.1%
            1991  -  2000                     1             4,060,000        4.1%        6.0500%          1.28         69.9%
            2001  -  2005                     8            45,236,591       45.6%        6.2418%          1.27         70.3%
            2006  -  2007                     6            47,110,686       47.5%        6.0189%          1.25         74.0%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:             2007
OLDEST YEAR BUILT/RENOVATED                   1954
WTD. AVG. YEAR BUILT/RENOVATED:               2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF    AVERAGE                       WEIGHTED
                                          MORTGAGED    CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
               RANGE OF                      REAL        PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
        OCCUPANCY RATES AT U/W            PROPERTIES    BALANCE (1)       BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
            85%    -    90%                   4       $    23,576,168       23.7%        6.0863%          1.28x        69.8%
            91%    -    92%                   1             6,825,000        6.9%        6.0500%          1.28         69.9%
            93%    -    95%                   1             9,200,000        9.3%        5.8500%          1.29         79.3%
            96%    -    97%                   2             9,656,408        9.7%        6.5890%          1.24         72.8%
            98%    -   100%                   9            50,024,869       50.4%        6.1532%          1.24         71.9%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:             100%
MINIMUM OCCUPANCY RATE AT U/W:              85%
WTD. AVG. OCCUPANCY RATE AT U/W:            95%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                           SIGNIFICANT MORTGAGE LOANS

                                                            PERCENTAGE
                                               CUT-OFF      OF INITIAL                                              CUT-OFF
                                                DATE         MORTGAGE                LOAN PER   MORTGAGE             DATE
                                 PROPERTY     PRINCIPAL        POOL     ROOMS/SF/     ROOM/     INTEREST   U/W        LTV
#   LOAN NAME                     TYPE       BALANCE (1)      BALANCE     UNITS    SF/UNIT (1)    RATE     DSCR    RATIO(1)
1   Waikiki Beach Walk Retail     Retail    $130,310,000       14.7%      88,160     $ 1,478      5.3870% 1.36x       75.0%
2   450 Lexington Avenue          Office    $110,000,000(2)    12.4%     910,473     $ 340(2)     7.0426% 1.89x(2)    36.4%(2)
3   1100 Executive Tower          Office    $ 89,500,000       10.1%     372,814     $   240      5.4094% 1.42x       54.1%
4   Killeen Mall                  Retail    $ 82,000,000        9.2%     386,759     $   212      5.8390% 1.27x       80.0%
5   McHugh Marriott Hilton
    Portfolio                      Hotel    $ 51,003,260       5.7%          747     $68,277      7.4600% 1.37x       71.6%
6   Aguadilla Mall                Retail    $ 34,000,000       3.8%      272,006     $   125      6.5700% 1.59x       54.0%
7   Charlotte Multifamily
    Portfolio                  Multifamily  $ 33,465,000       3.8%          744     $44,980      6.0500% 1.28x       69.9%
8   Southside Works             Mixed Use   $ 32,900,000       3.7%      199,031     $   165      6.4900% 1.17x       77.0%
9   Lakeside Apartments
    (Phase II)                 Multifamily  $ 19,135,000       2.2%          200     $95,675      5.6800% 1.21x       70.1%
10  Radisson Hotel Dallas
    North                         Hotel     $ 16,750,852       1.9%          294     $56,976      8.2300% 1.40x       61.8%
    TOTAL / WTD. AVG.                       $599,064,112      67.5%                               6.1863% 1.45X       63.3%

(1)  Based on an April 2008 Cut-off Date.

(2) The 450 Lexington Avenue Mortgage Loan has an original balance of $310.0 million. $110.0 million of the mortgage loan will be an asset of the issuing entity. The remaining $200.0 million pari-passu portion of the mortgage loan has been securitized in the CSMC 2007-C5 transaction with the related directing certificateholder rights. All calculations are based on the $310.0 million mortgage loan.

                            WAIKIKI BEACH WALK RETAIL

                                   [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL
BALANCE(1):                 $130,310,000

CUT-OFF DATE PRINCIPAL
BALANCE(2):                 $130,310,000

FIRST PAYMENT DATE:         December 1, 2007

MORTGAGE INTEREST RATE:     5.3870% per annum

AMORTIZATION TERM:          Interest-only

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              July 1, 2017

MATURITY/ARD BALANCE:       $130,310,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is four (4)
                            months prior to the Maturity Date.

LOAN PER SF(2):             $1,478

UP-FRONT RESERVES:          TI/LC Reserve:                        $ 635,133(3)

ONGOING RESERVES:           Tax and Insurance Reserve:                  Yes(4)

                            Replacement Reserve:                        Yes(5)

                            TI/LC Reserve:                              Yes(6)

                            Assessment Reserve:                   Springing(7)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Unanchored

LOCATION:                   Honolulu, Hawaii

YEAR BUILT/RENOVATED:       2007/N/A

SQUARE FEET:                88,160

OCCUPANCY AT U/W(8):        97%

OWNERSHIP INTEREST:         Fee

                                % OF TOTAL       LEASE
MAJOR TENANT(S)         NRSF       NRSF        EXPIRATION
---------------         ----       ----        ----------
Yard House             11,558      13.1%       2/28/2020

Roy's Waikiki           9,382      10.6%       1/31/2022

Ruth's Chris Steak
House                   6,288       7.1%       2/28/2019

PROPERTY MANAGEMENT:        Retail Resort Properties LLC, as property manager,
                            and Elite Services/Valet LLC, as parking manager

                                                    U/W
                                                    ---
NET OPERATING INCOME:                            $ 9,967,769
NET CASH FLOW:                                   $ 9,679,058
DSCR:                                                   1.36x

APPRAISED VALUE:          $173,800,000

APPRAISAL DATE:           November 1, 2007

CUT-OFF DATE LTV
RATIO(2):                 75.0%

MATURITY/ARD LTV RATIO:   75.0%

(1) The Waikiki Beach Walk Retail Loan was originated in the original principal amount of $150,000,000. The borrower prepaid the portion of the Waikiki Beach Walk Loan attributable to certain real property (the "Previously Owned Property"), which partially secured the Waikiki Beach Walk Retail Loan prior to the sale of the Previously Owned Property to a borrower affiliate.
(2)  Based on the April 2008 cut-off date principal balance.
(3) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(4) The borrower is required to make monthly deposits into the tax and insurance reserve equal to 1/12th of the amount of annual estimated taxes and insurance premiums; PROVIDED, HOWEVER, that monthly deposits for insurance premiums are waived so long as (i) no event of default under the loan documents occurs and is continuing, (ii) the borrower pays all insurance premiums by no later than ten (10) business days prior to the applicable premium payment date, and (iii) the borrower provides to the lender paid receipts for the payment of the insurance premiums by no later than one (1) business day prior to the applicable premium payment date.
(5) The borrower is required to deposit $777 per month into a replacement reserve to fund ongoing replacements at the property; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $10,000.
(6) The borrower is required to deposit $7,768 per month into the TI/LC reserve to fund tenant improvement and leasing commission obligations; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $50,000.
(7) If the borrower fails to provide the lender with evidence that it has paid the condominium assessments due pursuant to the condominium documents, the borrower will be required to make monthly deposits to the assessment reserve sufficient to pay condominium assessments when due.
(8)  Based on the October 1, 2007 rent roll.

                            WAIKIKI BEACH WALK RETAIL

                             ADDITIONAL INFORMATION

- Waikiki Beach Walk (the "Subject" or "Property") is a newly constructed, state-of-the-art, two-level, open-air design retail center located on 7.9-acres along well-traversed Lewers Street in Honolulu, Hawaii. The Subject is part of Phase I of the Waikiki Beach Walk master-planned development. Phase I consists of 94,882 square feet of retail space, a 195-unit Wyndham Vacation Ownership Property, and a 421-suite Embassy Suites Hotel Waikiki. Phase II, which is expected to be completed in 2009, will consist of a 631-key Outrigger Reef on the Beach, a 100-room Outrigger Boutique Hotel, and a 460-key Trump International Hotel & Tower. The master-planned development will provide a pedestrian-friendly experience by creating more open spaces, wide sidewalks, tropical landscapes and water features.

- The Subject consists of 88,160 square feet of retail space distributed along both sides of Lewers Street with 22,936 square feet in the Wyndham Vacation Ownership building and 65,224 square feet in a renovated two-story building. The Property also includes a total of 315 parking spaces.

- Construction was completed in September 2007 and the Subject was approximately 97.2% leased as of October 1, 2007, with an overall average in place rent of $96.31/SF. Tenants over 5,000 square feet had a weighted average rent of $45.63/SF, and tenants under 5,000 square feet had a weighted average rent of $151.08/SF.

- The largest tenant at the Subject is Yard House (13.1% of NRA; $32.00/SF; lease exp. 2/28/2020). One of the first Yard House Restaurants opened in Long Beach, CA in 1996. Yard House Restaurants currently operates 17 casual-dining restaurants, most of which are located in Southern California. Yard House is in the process of opening new restaurants in Chino Hills, California, Los Angeles, California, Las Vegas, Nevada and Coral Gables, Florida.

- The second largest tenant is Roy's Waikiki (10.6% of NRA; $43.44/SF; lease exp. 1/31/2022). The first Roy's Bar & Grill opened in Honolulu, Hawaii in 1988. Today there are 30 Roy's Restaurants serving Chef Roy Yamaguchi's Hawaiian Fusion cuisine, including 25 in the Continental U.S., seven in Hawaii, one in Japan and one in Guam. Among many other distinguished accolades, Roy's Restaurant has been named to the "Top 50" in Conde Nast Traveler, the "Gault-Millau Top 40" in Forbes FYI, the "Fine Dining Hall of Fame" and "Golden Chain" by Nation's Restaurant News.

- The third largest tenant is Ruth's Chris Steak House (7.1% of NRA; $39.96/SF; lease exp. 2/28/2019). Ruth's Chris Steak House operates the nation's largest chain of high-end steak houses. There are 119 Ruth's Chris Steak House restaurants, including 11 international franchisee-owned restaurants in Mexico, Hong Kong, Taiwan, Tokyo and Canada. In July 2006, Ruth's Chris acquired five franchised restaurants, which include locations in Northbrook, Illinois, Memphis and Nashville, Tennessee, Jacksonville, and Ponte Vedre, Florida. Ruth's Chris Steak House is publicly traded (NASDAQ: RUTH) and as of December 31, 2007, they had a total market capitalization of $207.5 million, with total revenues of $319.2 million for the year ended December 31, 2007.

- The Subject has 35 in-line tenants including Coco Cove, ABC and Peter Lik. In 2007, annualized sales for all of the tenants at the Subject ranged from $190.86/SF to $3,321.72/SF, with a weighted average of $817.46/SF. Annualized sales for the three largest tenants, Yard House, Roy's Waikiki and Ruth's Chris were $998.25/SF, $703.94/SF and $847.02/SF, resulting in occupancy costs of 9.1%, 12.1% and 11.1%, respectively. As the Subject only recently opened, these sales figures are expected to improve as the Subject continues to stabilize. Please note that the sales figures quoted above are generally for tenants that have reported sales for 1 to 12 months in 2007.

- The Subject is located in the Waikiki submarket, the fourth largest retail submarket on Oahu with an occupancy rate of 93.4% as of mid-year 2007. In addition to being a world-recognized resort destination, Waikiki is Hawaii's most visited destination and Honolulu's primary shopping, dining and lodging district. Waikiki houses the primary tourist infrastructure for the state, including Hawaii's pre-eminent retail street, Kalakaua Avenue. The Subject's weighted average rent of $96.31/SF falls within the market and submarket ranges. Waikiki is in the midst of a renaissance with almost $1.7 billion of recent public and private investment in hotel renovations, residential developments and new and renovated retail centers with proven results, as demonstrated by increased visitor days and expenditures.

- The Kalakaua Corridor, one of the world's elite shopping districts with high end retailers such as Gucci, Prada and Tiffany, is bounded by Olohana Street to the west and Uluhu Street to the east. The Waikiki Beach Walk development is located at the heart of the Kalakaua Corridor. Per the appraiser, the Kalakaua Corridor attracts almost 30,000 people per day. In addition to strong tourism demand from the continental US and a strong local base of demand, the Subject benefits from its international appeal. The Subject's ability to draw from countries outside of the United States, particularly from Japan, decreases its dependence on the US economy.

- Select demographics of the Subject neighborhood indicate an estimated 2007 population of 43,589 within a one-mile radius, 174,271 within a three-mile radius and 263,938 within a five-mile radius; estimated 2007 households of 23,078 within a one-mile radius, 79,883 within a three-mile radius, and 110,472 within a five-mile radius; and an estimated 2007 average household income of $51,783 within a one-mile radius, $64,181 within a three-mile radius, and $68,975 within a five-mile radius.

- The Sponsors for the Subject are Outrigger Enterprises, Inc. and American Assets, Inc. Outrigger Enterprises Group ("Outrigger") is one of the largest hospitality services companies in the Pacific, with nearly 60 years of hospitality experience. Outrigger runs a successful, multi-branded line of hotels, condominiums and vacation ownership resorts, and currently operates over 50 hotel properties and 12,000 rooms in Hawaii, Australia, New Zealand, Fiji, Tahiti and Guam. In addition to hospitality properties, Outrigger offers extensive experience with planning, development and management of resort retail projects. American Assets, Inc., founded in 1967, is a full-service real estate company specializing in the development and management of retail, office and multifamily real estate throughout the United States. Today, the company's portfolio of assets totals more than
     3.1 million square feet of premier retail, 3.5 million square feet of office and industrial, and approximately 1,000 residential apartment units primarily focused in California, Texas, Hawaii, and Illinois.

- The Subject is managed by Retail Resort Properties, LLC, which is an affiliate of Outrigger. Outrigger Enterprises Group is one of the largest owners and managers of resort retail in Hawaii, including 380,000 square feet under management in Waikiki. Outrigger's retail team has expertise in leasing and opening new shopping centers as evident with Waikele Center and Waikiki Beach Walk. Additionally, Outrigger has expertise in property management and marketing for resort retail and shopping centers in Hawaii, Guam and the mainland United States.

LEASE ROLLOVER SCHEDULE (1)

                                                                            % OF TOTAL BASE    CUMULATIVE % OF
          # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
  YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------
  2008         7             $ 16.28             1.9%            1.9%             0.3%               0.3%
  2009         1             $ 96.00             0.2%            2.1%             0.2%               0.6%
  2010         3             $106.86             3.5%            5.6%             3.8%               4.4%
  2011         2             $163.69             1.4%            7.0%             2.5%               6.8%
  2012         8             $214.64             6.4%           13.5%            14.3%              21.1%
  2013         5             $138.50             5.5%           18.9%             7.8%              29.0%
  2014         2             $ 80.88             2.6%           21.5%             2.2%              31.1%
  2015         7             $ 99.45            13.9%           35.4%            14.3%              45.4%
  2016        10             $168.67            13.9%           49.3%            24.3%              69.8%
  2017         3             $115.82             5.7%           54.9%             6.8%              76.6%
  2018         2             $145.99             5.3%           60.2%             8.0%              84.7%
  2019         2             $ 45.05            13.2%           73.5%             6.2%              90.8%
> 2019         2             $ 37.13            23.8%           97.2%             9.2%             100.0%
 Vacant       N/A              N/A               2.8%          100.0%             N/A                N/A

(1)  Data based on the rent roll dated October 1, 2007.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              450 LEXINGTON AVENUE

                                    [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL          $110,000,000
BALANCE(1):

CUT-OFF DATE PRINCIPAL
BALANCE(1)(2):              $110,000,000

FIRST PAYMENT DATE:         August 11, 2007

MORTGAGE INTEREST RATE:     7.0425580645%  per annum

AMORTIZATION TERM:          Interest-only

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              July 11, 2012

MATURITY/ARD BALANCE(1):    $110,000,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER SF(1)(2):          $340

UP-FRONT RESERVES:          Debt Service Reserve:              $32,188,079(3)

                            TI/LC Reserve:                        $317,000(4)

                            Tenant Improvement and
                            Rent Abatement Reserve:            $16,285,000(5)

ONGOING RESERVES:           Tax and Insurance Reserve:                 Yes(6)

                            Replacement Reserve:                 Springing(7)

                            Ground Lease Reserve:                      Yes(8)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Central Business District

LOCATION:                   New York, New York

YEAR BUILT/RENOVATED:       1992/N/A

SQUARE FEET:                910,473

OCCUPANCY AT U/W(10):       100%

OWNERSHIP INTEREST:         Leasehold

                                 % OF TOTAL      LEASE
MAJOR TENANT(S)          NRSF       NRSF       EXPIRATION
---------------          ----       ----       ----------
Davis Polk & Wardwell   650,288      71.4%      5/31/2022
Warburg Pincus(11)      125,539      13.8%      7/31/2024
Citigroup Global
Markets, Inc.            35,989       4.0%     12/31/2014

PROPERTY MANAGEMENT:      CB Richard Ellis, Inc.

                         12/31/2005   12/31/2006      U/W
                         ----------   ----------      ---
NET OPERATING INCOME:   $27,236,720   $26,564,405  $42,072,046
NET CASH FLOW:                                     $41,841,562
DSCR(1):                                                  1.89x

APPRAISED VALUE:            $851,000,000

APPRAISAL DATE:             August 1, 2007

CUT-OFF DATE LTV
RATIO(1)(2):                36.4%

MATURITY/ARD LTV RATIO(1):  36.4%

(1) The 450 Lexington Avenue Loan is a $110,000,000 PARI PASSU portion of a $310,000,000 mortgage loan (the "450 Lexington Avenue Whole Loan"). Unless otherwise stated, loan per SF, DSCR and LTV calculations presented herein are based on the principal balance of the 450 Lexington Avenue Whole Loan.
(2)  Based on the April 2008 cut-off date principal balance.
(3) The debt service reserve was established at closing to pay estimated debt service shortfalls throughout the term of the 450 Lexington Avenue Loan.
(4) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations incurred after July 9, 2007. In addition, the borrower is required to deposit into the TI/LC reserve all funds received in connection with the cancellation, termination, surrender or rejection (including in any bankruptcy case) of any lease.
(5) The tenant improvement and rent abatement reserve was established at closing to fund certain obligations incurred prior to July 9, 2007 (allocated as follows: $7,406,800 for tenant improvements and $8,878,200 for rental abatements).
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to deposit $11,381 per month into a replacement reserve to fund ongoing repairs and replacements, commencing in September 2008.
(8) The borrower is required to make monthly payments into the ground lease reserve in an amount equal to 1/12th of the ground rent that lender reasonably estimates will be payable with respect to the 450 Lexington Avenue Property during the next ensuing 12 months in order to accumulate sufficient funds to pay all such ground rents at least 30 days prior to their respective due dates. The current monthly payment to the ground lease reserve is $1,136,575 (based on the current annual ground rent of $13,638,900 for the period from July 1, 2007 to June 30, 2008 (which ground rent will be subject to increase on an annual basis in accordance with the terms of the ground lease)).
(9) The equity owners of the borrower have incurred mezzanine indebtedness in the aggregate principal amount of $290,000,000.
(10) Based on the May 1, 2007 rent roll.

(11) Warburg Pincus executed a lease in 2007 to occupy 125,539 square feet on part of the 32nd floor and all of the 33rd through 36th floors at the 450 Lexington Avenue Property. Such space will become available in stages as the current tenants vacate through July 2008. It is anticipated that Warburg Pincus will take occupancy in August 2008 once the entire demised premises become available and the related build-out is complete.

                             ADDITIONAL INFORMATION

- The 450 Lexington Avenue loan is expected to be shadow rated "BBB+" by S&P and Fitch.

- 450 Lexington Avenue (the "Property") is a 40-story, Class A office tower located adjacent to Grand Central Station on Lexington Avenue, between 44th and 45th Streets in Midtown Manhattan in New York. Completed in 1992, the building was constructed with high quality finishes, including marble, terrazzo, exposed hard wood and other high-end materials through all offices, corridors and lobby areas. The Property is one of the newest in the area and has been well maintained during its short history. The office space (floors 6 through 40) is built above the United States Post Office, which is designated by the New York City Landmarks Preservation Commission as a historic landmark. The Post Office currently occupies most of floors two through six, which is not part of the collateral. The Property is owned by the borrower pursuant to a ground lease with the United States Postal Service, which extends through 2103.

- 450 Lexington is 99.9% leased to a diverse group of tenants, including nine office and two retail tenants. The major tenants are Davis Polk & Wardwell ("DPW") (71.4% of NRA; $71.97/SF; Lease Exp. 5/31/2022), Warburg Pincus (13.8% of NRA; $116.73/SF; Lease Exp. 7/31/2024) and Citigroup Global Markets, Inc. (4.0% of NRA; $57.63/SF; Lease Exp. 12/31/2014). Other office tenants include JLL Partners, Inc., Shorenstein Realty Services East, Federated Global Investment, Stone & Youngberg LLC, Wiggin & Dana LLP and Partners Group USA, Inc. The two retail tenants are Starbucks and FedEx Kinko's.

- DPW, the largest tenant, has been at the Property since its original construction and currently occupies 650,288 square feet, including part of the lobby and floors six through thirty. The law firm uses this office as its international headquarters with more than 80% of its attorneys located at the Property. DPW recently extended its lease to May 2022 and has three additional extension options. The firm has expanded multiple times since it originally took occupancy, most recently taking the 14th floor in 2007 paying $90.00/SF. DPW pays substantially below market rent for its space, paying an average rent of $71.97/SF including its most recent expansion, however rent increases to 95% of fair market value in May 2012.

- DPW is one of the oldest law firms in the United States, founded in 1849. With more than 600 attorneys, the firm is known for its expertise in litigation, securities, mergers and acquisitions, real estate, tax and technology. DPW routinely ranks among the top firms in The American Lawyer's "A-List" rankings of U.S. firms, including claiming first place from 2001 through 2003. The firm has also been ranked highly in surveys of the Fortune 250 law departments, in Corporate Counsel magazine with respect to corporate governance issues and corporate transactions and in Practical Law Company in its ranking of New York Law firms. The firm had income per partner of $2.0 million in 2005 as reported by The American Lawyer in May 2006.

- Warburg Pincus ("Warburg"), the second largest tenant, recently signed its lease and will take occupancy of 125,539 square feet in August 2008 paying $110.00/SF for floors 32 and 33 and $120.00/SF for floors 34 through 36. The company is a global leader in the private equity industry. In four decades, the company has invested approximately $26.0 billion in more than 570 companies in 30 countries around the world. The company's strategy is to partner with superior management teams to formulate strategy, conceptualize and implement creative financing structures and recruit talented executives. The firm currently has approximately $20.0 billion under management across more than 115 companies invested in a variety of industries, including information and communication technology, financial services, healthcare, leveraged buyouts, media and business services, energy and real estate.

- Citigroup, the third largest tenant, currently occupies 35,989 square feet on the building's top two floors at $57.63/SF. The company provides financial services to individual and corporate customers worldwide. Founded in 1812, it is headquartered in New York and has acquired and merged with Bank Handlowy, Smith Barney, Banamex, Salomon Brothers and Travelers. Since 1812, the company has grown to more than 200 million customer accounts in more than 100 countries worldwide served by 340,000 employees. At the end of 2007, Citigroup had a market capitalization of approximately $130.0 billion. Currently, Citi group is rated "AA-", "Aa3" and "AA" (S&P/Moody's/Fitch).

- According to REIS, across the entire New York office market, there is 350.8 million square feet with very little additional square footage completed in the last five years. For year end 2007, the overall vacancy rate was 6.6% with an average asking rent of $63.58/SF. Since 2003, there has been positive absorption every quarter with vacancy decreasing 46.7% over that period. For year end 2007, the total inventory for Class A office was 189.8 million square feet. The vacancy rate was 4.6%, decreasing 52.1% since 2003. The asking rent for this period was $77.61/SF, increasing 34.7% from 2Q 2006.

- The Property is part of the defined Grand Central submarket, but is positioned on the southern border of the Plaza submarket and commands rent similar to other properties located in that area. The Plaza submarket has among the most desirable commercial space in Manhattan and represents some of the most premier office addresses in the world. Given its age, finishes and tenancy, 450 Lexington Avenue is one of the most prominent assets within the area. This Property benefits from the prestige of the Plaza submarket with the convenience of proximity to Grand Central Station.

- According to Cushman & Wakefield, within the Plaza District, there is 103.1 million square feet of total inventory. For 4Q 2007, the overall vacancy rate was 5.5%. The overall asking rent for this period was $96.54/SF. Class A represents 97.8 million square feet of the submarket. The fourth quarter vacancy and asking rental rate for this class were 5.4% and $97.77/SF, respectively, which is commensurate with the performance of the submarket overall. The Property is performing better than comparable Class A properties in the Plaza District with current vacancy of 0.1% and recent leases and expansions signed from $90.00/SF to $120.00/SF.

- In the first quarter of 2008, tenants at 375 Park Avenue signed leases for smaller suites on its high floors at $150.00/SF. Additionally, a tenant at 590 Madison Avenue signed a lease for over 9,000 square feet at $138.00/SF. These comparables support the range of recent rental rates at the subject and indicate the market's continuing strength. With the recent leasing activity including the renewal and expansion of DPW, the signing of Warburg Pincus and the renewal and expansion of additional tenants, the borrower has effectively captured the additional upside as tenants are locked in at rates well in excess of the current average rent.

- The sponsor is Istithmar Building FZE ("Istithmar"), which is owned by the Royal Family of The Emirate of Dubai, U.A.E. and the real estate arm of Istithmar PJSC. The company was established in June 2003 to generate revenue through investment and contribute to Dubai's growth as a leader in financial services and as a financial hub. The funds for investment are generated from the government of Dubai and external sources. Istithmar is currently working to deploy $2.0 billion of investment capital. Istithmar has sponsored many other transactions with Credit Suisse, including 230 Park Avenue, 280 Park Avenue, W Hotel - Union Square, Mandarin Oriental Hotel New York and others. In addition, as of year end 2006 audited financials, the company has net worth of approximately $543.5 million and liquidity of $226.9 million.

- The purpose of the loan is to refinance the acquisition financing provided to Istithmar Building FZE ("Istithmar") in 2006. At that time, Istithmar purchased the property for $600.0 million from an entity owned by Murray Hill Partners and Westbrook Partners. At the time of the original purchase, Istithmar contributed approximately $134.87 million of equity. Subsequent to the refinance, the company still has approximately $107.4 million of equity in the deal, including closing costs and reserves.

- The Property is currently managed by CB Richard Ellis, Inc. (NYSE: CBG), an S&P 500 company headquartered in Los Angeles, California. The company is the world's largest commercial real estate services firm based on 2006 revenue. With approximately 24,000 employees, the company serves real estate owners, investors and tenants through its more than 300 offices worldwide, excluding affiliate and partner offices. CB Richard Ellis offers strategic advice and execution for property sales and leasing, corporate services, facilities and project management, mortgage banking, appraisals and valuation, development, investment management, research and consulting. In the Americas as of year end 2006, the company had over 1.1 billion square feet under management and had completed 34,200 leasing transactions totaling $48.2 billion in value in 2006.

                              450 LEXINGTON AVENUE

LEASE ROLLOVER SCHEDULE (1, 2, 3)

                                                                           % OF TOTAL BASE    CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING      PER SF ROLLING         ROLLING     OF SF ROLLING       ROLLING       REVENUES ROLLING
 2011         1             $107.00              1.5%            1.5%            2.0%               2.0%
 2012         2             $ 71.48              1.2%            2.6%            1.1%               3.0%
 2014         3             $ 60.39              6.5%            9.1%            4.9%               8.0%
>2014         6             $ 79.79             90.8%           99.9%           92.0%             100.0%
Vacant       N/A             N/A               100.0%          100.0%            N/A                 N/A

(1)  Data based on the rent roll dated May 1, 2007.

(2)  Data reflects future tenancy based on leases in place.

(3) Rollover schedule is based on gross rent as leases in place are both gross and triple net.

                              1100 EXECUTIVE TOWER

                                    [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $89,500,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $89,500,000

FIRST PAYMENT DATE:         August 11, 2007

MORTGAGE INTEREST RATE:     5.40937977653626% per annum

AMORTIZATION TERM:          Interest-only

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              May 11, 2012

MATURITY/ARD BALANCE:       $89,500,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Yield maintenance until the date that is three (3)
                            months prior to the Maturity Date.(2)

LOAN PER SF(1):             $240

UP-FRONT RESERVES:          TI/LC Reserve:                         $2,120,000(3)

                            Interest Reserve:                      $3,200,000(4)

                            Credit Enhancement Reserve:            $7,500,000(5)

ONGOING RESERVES:           Tax and Insurance Reserve:                    Yes(6)

                            Replacement Reserve:                    Springing(7)

                            TI/LC Reserve:                                Yes(8)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Central Business District

LOCATION:                   Orange, California

YEAR BUILT/RENOVATED:       1987/2004

SQUARE FEET:                372,814

OCCUPANCY AT U/W(10):       83%

OWNERSHIP INTEREST:         Fee

                                 % OF TOTAL
MAJOR TENANT(S)           NRSF      NRSF       LEASE EXPIRATION
---------------           ----   ----------    ----------------
CitiCorp North
America, Inc.           204,900    55.0%(10)        5/14/2010
Kinder Morgan Energy     64,008    17.2%            7/31/2011
Citigroup Global Market  11,700     3.1%           11/30/2008

PROPERTY MANAGEMENT:       The Muller Company

                         12/31/2005   12/31/2006       U/W
                         ----------   ----------       ---
NET OPERATING INCOME:    $5,613,816   $5,857,021   $7,021,249
NET CASH FLOW:                                     $6,946,686
DSCR:                                                    1.42x

APPRAISED VALUE:            $165,400,000

APPRAISAL DATE:             July 19, 2007

CUT-OFF DATE LTV RATIO(1):  54.1%

MATURITY/ARD LTV RATIO:     54.1%

(1)  Based on the April 2008 cut-off date principal balance.
(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease the loan at any time after the date that is two
     (2) years after the start-up date of the related REMIC.
(3) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(4) The interest reserve was established at closing to pay estimated debt service shortfalls.
(5) The credit enhancement reserve was established at closing to (x) pay estimated up to $2,500,000 in debt service shortfalls after the interest reserve has been fully disbursed and (y) fund up to $5,000,000 tenant improvement and leasing commission obligations after the TI/LC reserve has been fully disbursed.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) Upon the occurrence of an event of default under the 1100 Executive Tower Loan, the borrower is required to deposit $6,109 per month into a replacement reserve to fund ongoing repairs and replacements.
(8) Commencing on the July 2009 due date, the borrower will be required to deposit $22,909 per month into the TI/LC reserve to fund ongoing tenant improvement and leasing commission obligations.
(9) The equity owner of the borrower has incurred mezzanine indebtedness in the original principal amount of $17,320,000.
(10) Based on the October 15, 2007 rent roll. Includes 56,841 SF of space (approximately 15.3% of net rentable area) as to which Citicorp North America, Inc. has given notice of its intent to terminate the related lease. As a condition of such termination, CitiCorp will be required to pay base rent and its PRO RATA share of reimbursements through January 31, 2009, while the borrower is free to market the space to potential new tenants. Excluding such 56,841 SF space, the occupancy rate of the 1100 Executive Tower Property is 67.5%, based on tenants currently in occupancy at the 1100 Executive Tower Property.

                             ADDITIONAL INFORMATION

- 1100 Executive Tower (the "Subject" or "Property") is a 16-story, 372,814 square foot Class A office building located in Orange County, California. The Subject was constructed in 1987 and renovated in 2004. The Property is situated on a 5.74 acre parcel, located centrally on the northwest corner of City Boulevard West and The City Drive, in the City of Orange.

- The immediate surroundings of the Property consist primarily of retail, service-oriented developments, and limited commercial buildings along major thoroughfares, with mostly residential properties, both single and multifamily, along secondary streets. The neighborhood's overall land use is approximately 30% residential, 20% retail, 20% office, 10% industrial, and 20% other uses. The Property is well located and benefits from high exposure from several major area freeways including the SR-91, I-405, SR-22, I-5, SR-57, and I-605.

- The Subject was sold to Blackstone Real Estate Partners ("Blackstone") in February 2007 as part of a larger merger agreement between Equity Office Properties Trust ("EOP") and Blackstone. Soon thereafter, Blackstone entered into an agreement with Maguire Properties, Inc. (NYSE: MGP) to sell a portfolio of Orange County office properties that had just been acquired from EOP. The Subject was a part of this multi-property office portfolio acquired by Maguire Properties, Inc. In July of 2007, the Subject was sold to a joint venture between Rockwood Capital (95%) and the Muller Company - (5%) as part of a three property 800,000 square foot portfolio of Orange County office assets.

- As of October 15, 2007, the Property was 67.5% occupied by 9 tenants paying an average base rent of $25.01/SF. The decreased occupancy at the Subject is in contrast to past performance, as historical occupancy at the Subject was 100% in 2003, 100% in 2004, 95% in 2005 and 98.4% in 2006. In the
     beginning of 2007, Ameriquest (the largest tenant at the time) exercised a termination option for 45,587 square feet (12.2% NRA) of space, resulting in a drop in occupancy to 86.2%. In August of 2007, CitiCorp acquired Ameriquest, the parent company of Ameriquest Mortgage Company and assumed the remaining Ameriquest space at the Property. Concurrently with the assumption of the Ameriquest space, CitiCorp gave notice of their intent to terminate 56,841 square feet (15.3% NRA) of the assumed space. As a contingency of the termination, CitiCorp will be required to pay base rent and their pro-rata share of reimbursements through January 31, 2009, while the borrower is free to market the space to potential new tenants. Thus, while the Property is currently only 67.5% occupied, 82.8% of the space is currently leased. The continuous changes in ownership through 2007 took away from a concentrated and coherent focus on re-leasing activity. Given greater ownership stability and a focus on leasing, the Property is expected to stabilize in the near term and achieve occupancy levels on par with historical performance.

- The Subject also has additional upside potential as the average in-place rent of $25.01/SF is substantially below market levels. Per REIS, as of 4Q 2007, the Orange County Class A Office market had an average asking rate of $35.45/SF. As of 4Q 2007, the Subject's Central sub-market Class A office space had an average asking rent of $32.27/SF. The Subject is approximately 29.5% below Class A market rent, and approximately 22.5% below Class A sub-market rents. With 32.5% of the space currently being marketed at higher rates, the Subject is poised to capture significant increases in base rent. The borrower has already taken a more active approach in re-leasing the Property than prior owners. There are currently eight prospective tenants looking at approximately 100,000 square feet of space at rates ranging from $34.80/SF to $45.00/SF.

- The largest tenant at the Property is CitiCorp North America, Inc. ("CitiCorp") (55.0% of NRA, $22.70/SF, lease exp. 5/14/2010). CitiCorp is a subsidiary of Citigroup Inc. (NYSE: C) (S&P/Moody's/Fitch:
     "AA-"/"Aa3"/"AA") and provides real estate management services.

-    The second largest tenant at the Property is Kinder Morgan Energy (NYSE:
     KMP) (17.2% of NRA, $28.42/SF, lease exp. 7/31/2011, two five-year renewal options). KMP owns and/or operates petroleum product, natural gas, and carbon dioxide pipelines, related storage facilities, terminals, power plants and retail natural gas in the United States and Canada. KMP is one of the largest publicly traded pipeline limited partnerships in America and owns or operates more than 27,000 miles of pipelines and approximately 145 terminals. KMP pipelines transport more than 2 million barrels/day of gasoline and other petroleum products, and up to 9 billion cubic feet/day of natural gas. In addition, KMP transports over 80 million tons of coal and other bulk materials annually and has a liquids storage capacity of about 70 million barrels for petroleum products and chemicals.

- The third largest tenant at the Property is Citigroup Global Capital Market (S&P: "AA-") (3.1% NRA, $22.80/SF, lease exp. 11/30/2008, one five-year renewal option), which is a subsidiary of Citigroup, Inc (NYSE: C). Citigroup provides financial services to individual and corporate customers worldwide. Founded in 1812, it is headquartered in New York and has acquired and merged with Bank Handlowy, Smith Barney, Banamex, Salomon Brothers and Travelers. Since 1812, the company has grown to more than 200 million customer accounts in more than 100 countries worldwide served by 275,000 employees. At the end of 2007, Citigroup had a market capitalization of approximately $130.0 billion. Currently, Citigroup is rated "AA-", "Aa3" and "AA" (S&P/Moody's/Fitch).

- The borrowing entity, Mullrock Executive Tower Fee, LLC, is a joint venture between Rockwood Capital (95%) and The Muller Company (5%). Rockwood Capital is a privately held real estate investment company. Since 1980, Rockwood has invested in properties throughout the United States with an aggregate value of approximately $8.4 billion, consisting of office, research and development space, residential, retail and hotel product. It currently invests through five commingled closed end investment funds, with total equity commitments of more than $2.7 billion, and a total portfolio value of approximately $4.0 billion. In December 2006, Rockwood had its final close on its seventh investment fund ("Fund VII"), a fully discretionary, closed and commingled real estate fund. Fund VII's total capital commitments are approximately $1.1B. The fund will invest in office, retail, residential and hotel assets.

- The Property is managed by The Muller Company, a full-service real estate development, management and investment company that has acquired and managed over 12 million square feet of office, industrial and retail properties throughout the West Coast, valued at over $2.5 billion. The Muller Company manages a total of 33 properties in Los Angeles, Inland Empire, Ventura, and Orange County.

LEASE ROLLOVER SCHEDULE (1)

                                                                           % OF TOTAL BASE   CUMULATIVE % OF
         # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES     TOTAL RENTAL
 YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       EVENUES ROLLING
------------------------------------------------------------------------------------------------------------
  MTM         1              $18.60             1.1%           1.1%              1.0%             1.0%
 2008         3              $29.49             6.2%           7.4%              9.0%             10.0%
 2009         2              $30.00             1.9%           9.2%              2.8%             12.8%
 2010        13              $22.84            56.4%           65.6%            63.2%             76.0%
 2011         3              $28.42            17.2%           82.8%            24.0%            100.0%
Vacant       N/A              N/A              17.2%          100.0%             N/A               N/A

(1)  Data based on the rent roll dated October 15, 2007.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  KILLEEN MALL

                                    [GRAPHIC]

                                  KILLEEN MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL

BALANCE:                    $82,000,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $82,000,000

FIRST PAYMENT DATE:         November 11, 2007

MORTGAGE INTEREST RATE:     5.8390% per annum

AMORTIZATION TERM:          Interest-only

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              July 11, 2017

MATURITY/ARD BALANCE:       $82,000,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER SF(1):             $212

UP-FRONT RESERVES:          TI/LC Reserve:                        $517,228(2)

                            Deferred Maintenance
                            and Environmental
                            Remediation Reserve:                      $500(3)

ONGOING RESERVES:           Tax and Insurance Reserve:                 Yes(4)

                            Replacement Reserve:                       Yes(5)
                            TI/LC Reserve:                             Yes(6)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Killeen, Texas

YEAR BUILT/RENOVATED:       1981/2005

SQUARE FEET:                386,759

OCCUPANCY AT U/W(8):        91%

OWNERSHIP INTEREST:         Fee

                                 % OF TOTAL      LEASE
MAJOR TENANT(S)          NRSF       NRSF       EXPIRATION
---------------          ----       ----       ----------
Sears                   82,305       21.3%      3/25/2031
Steve & Barry's         58,713       15.2%      1/31/2012
Old Navy                15,196        3.9%     12/31/2008

PROPERTY MANAGEMENT:        Jones Lang LaSalle Americas, Inc.

                 12/31/2005   12/31/2006  10/31/2007    U/W
                 ----------   ----------  ----------    ---
NET OPERATING
INCOME:          $5,808,966   $6,025,010  $6,749,404  $6,765,795
NET CASH FLOW:                                        $6,154,026
DSCR:                                                      1.27x

APPRAISED VALUE:            $102,500,000

APPRAISAL DATE:             June 16, 2007

CUT-OFF DATE LTV RATIO(1):  80.0%

MATURITY/ARD LTV RATIO:     80.0%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.
(3) The deferred maintenance and environmental remediation reserve was established at closing to fund deferred maintenance and environmental remediation required under the loan documents.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $6,208 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) The borrower is required to deposit $9,312 per month into a TI/LC reserve to fund tenant improvement and leasing commission obligations.
(7) Future mezzanine debt is permitted subject to conditions set forth in the applicable loan documents.
(8)  Based on the January 22, 2008 rent roll.

                             ADDITIONAL INFORMATION

- Killeen Mall (the "Subject") is a 558,992 square foot single level regional mall located at the intersection of the Central Dallas Expressway and South W.S. Young Drive in Killeen, Texas. The Subject was originally constructed in 1981 and was extensively renovated in 2005. The $3.5 million renovation included the remodeling of all common areas, replacing the roof and skylight panels, and repairs to the 3,525 space parking lot. The Subject, located on a 61.77 acre site, is comprised of 386,759 square feet of net rentable space that is collateral for the mortgage loan and 172,233 square feet that is tenant-owned and not part of the collateral for the mortgage loan. The Subject benefits from its unique tenant mix, location and excellent curb appeal.

- As the largest tenant, Sears occupies 82,305 square feet (21.3% of NRA) through March 2031. In addition to its base rent of $2.15/SF, it also pays a percentage rent of 2.5% of net sales between $7.1 million and $8.0 million, 2.0% of net sales between $8.0 million and $10.0 million and 1.5% of net sales in excess of $10.0 million, not to exceed base rent in any lease year. Sears, (S&P/Moody's/Fitch: "BB"/"Ba1"/"BB") the nation's fourth largest broadline retailer, operates 3,800 stores in three segments including Kmart, Sears and Sears Canada, with more than $50 billion in revenue. The tenant achieved total sales of $17.4 million ($211.57/SF) in 2006 and $17.3 million ($209.65/SF) in 2007 with an occupancy cost of 5.8%.

- The second largest tenant, Steve & Barry's (15.2% of NRA; $6.00/SF; Lease Exp. 1/31/2012, one seven-year extension option), has been at the Subject since October 2004 and is currently occupying 58,713 square feet. In addition to its base rent of $6.00/SF, it also pays a percentage rent of 7.0% of gross sales over $7.0 million. Steve & Barry's is a privately held company based in Port Washington, NY. Steve & Barry's offers brand name clothing at deep discounts. They currently operate 200 super stores in 33 states. The tenant achieved total sales of $2.2 million ($38.03/SF) in 2006 and $2.3 million ($38.43/SF) in 2007 with an occupancy cost of 15.6%.

- Old Navy (3.9% of NRA; $6.00/SF; Lease Exp. 12/31/2008, one five-year extension option) is the third largest tenant at the Subject, occupying 15,196 square feet. In addition to its base rent of $6.00/SF, it also pays a percentage rent of 4.0% of all net sales up to $5.0 million and 5.0% of net sales over $5.0 million. Old Navy is well-known for bringing customers on-trend apparel and accessories, as well as updated basics. Old Navy is part of Gap Inc., one of the world's largest specialty retailers, whose brands also include Gap, Banana Republic and Piperlime. Gap Inc. is based in San Francisco, California and has more than 3,100 stores worldwide. The tenant achieved total sales of $4.8 million ($317.51/SF) in 2006 and $4.9 million ($320.29/SF) in 2007 with an occupancy cost of 5.0%.

- Other national inline tenants include Victoria's Secret, American Eagle Outfitters, Kay Jewelers, Verizon Wireless, Foot Locker, Radio Shack, Pacific Sunwear, Sam Goody, and Foot Action USA. New tenants and renewals include the Sunglass Hut, KB Toys, and Gordon's Jewelers. In total, the Subject is comprised of 90 tenants, including anchors, kiosks and food courts. As of January 2008, the Subject was 91.5% occupied with non-anchor tenants paying base rents ranging from $5.05/SF to $550.00/SF with a weighted average base rent of $27.34/SF. Comparable inline tenant sales for tenants under 10,000 square feet averaged $403/SF in 2005, $417/SF in 2006 and $418/SF in 2007, resulting in a weighted average occupancy cost of 12.3%. The appraiser concluded a range of market rents for spaces of various sizes which result in a market rent of $26.89/SF for the property, representing upside potential for the Subject.

- The Subject is located in the Killeen MSA, which in 2006 had a population of 99,904. From 2000 to 2006, Killeen MSA's population grew at a rate of 2.35% annually, which is above the national annual growth rate of 0.96% for 2000 through 2006. The average household income in the area is $48,999 and is growing at a rate of 3.17%, which is above the national annual growth rate of 2.53% for 2000 through 2006. Per the appraiser, the Killeen economy is in the midst of a strong expansion and, in 2007, Coldwell Banker ranked Killeen, Texas as the most affordable housing market in the United States. Killeen is directly adjacent to the main cantonment of Fort Hood, the country's largest military installation, and as such the local economy is heavily dependent on the post and the soldiers and their families stationed there. With 44,000 assigned soldiers or airmen and 9,600 civilian employees, Fort Hood is the largest single site employer in Texas, directly inserting an estimated $3 billion annually into the Texas economy. Furthermore, 3,273 more soldiers are expected to be added to Fort Hood by 2011 bringing its total population to 49,632 by the end of 2011. Additionally, the city is home to the Fourth Infantry Division Museum and a number of other historical attractions. The Belton Lake Outdoor Recreation Area is known for its boating, swimming, and picnicking. The Vive Les Arts Theatre has five different productions each year ranging from musicals to comedies. Performances also take place at the Killeen Civic and Conference Center, which is home to exhibitions and various other events as well. The Texas Thunder Speedway holds demolition derbies, stock-car races and other events.

- The Subject neighborhood is considered to be in the growth phase, with 85% of the surrounding area being developed within the past 5 to 20 years. Developments in the area are primarily residential in nature, with some significant commercial uses along the major roadways, such as the proposed Market Heights Retail Center under development at the intersection of Central Texas Expressway (US 190) and SH 2410, roughly 3.5 miles east of the Subject. Approximately 60% of the neighborhood has been developed as single family residences with smaller amounts of commercial development. Additionally, numerous hotels are located within 1 mile of the Subject, including a Hampton Inn, a Fairfield Inn, and a Royal Inn. While some of the surrounding commercial properties may compete with the mall, the closest direct competitor, Colonial Temple Mall, is a regional mall located approximately 20 miles east in Temple, Texas. The Subject has a solid history in the marketplace, and the lack of new competitors entering the market indicates that the supply of competitors will not change significantly in the near term. These positive factors indicate the continued demand and strength of the Subject in its market. o The Guarantor, Babcock & Brown Real Estate Investments LLC is controlled by sponsors, Babcock & Brown GPT REIT, Inc. ("Babcock") and OREC Greenfield Holding Inc. ("Oxford"). Babcock recently acquired Gregory Greenfield & Associates ("Gregory") in conjunction with the purchase of the Subject and seven other regional shopping malls, and subsequently sold a 48.9% interest in the portfolio to Ontario-based Oxford Properties Group, with Babcock retaining a 51.1% interest. Oxford Properties Group invests and manages real estate on behalf of OMERS (S&P: "AAA"), one of Canada's largest pension plans. OMERS manages over CAD $48 billion in net investment assets that generate the income necessary to pay pensions. As of June 30, 2007, the Guarantor had a net worth of $373.6 million and liquidity of $73.1 million.

- Babcock & Brown is a global investment and advisory firm with longstanding capabilities in structured finance and the creation, syndication and management of asset and cash flow-based investments. Babcock & Brown was founded in 1977 and operates in 30 offices across Australia, North America, Europe, Asia, United Arab Emirates and Africa, and has in excess of 1,400 employees worldwide. Babcock & Brown has four operating divisions: real estate, infrastructure and project finance, operating leasing, structured finance and corporate finance. The company has established a specialized asset management platform across the operating divisions, which has resulted in the establishment of a number of listed and unlisted focused investment vehicles in areas including real estate, renewable energy and infrastructure.

- Gregory, which controlled the Subject prior to the sale, is an Atlanta-based real estate investment, leasing and development company, focused on the acquisition and repositioning of regional shopping malls for its portfolios. As of July 2007, its total asset management portfolio included 22 malls worth $1.7 billion.

- The Subject is managed by Jones Lang LaSalle Americas, Inc. ("Jones"), an industry leader in property and corporate facility management services with a portfolio of over 1.2 billion square feet worldwide. The company provides comprehensive integrated real estate and investment management expertise locally, regionally and globally to owner, occupier and investor clients. Services available include: agency leasing, capital markets, construction, corporate capital markets, corporate property services, development management, development strategy, facility management, government investor services, industrial services, investment sales, lease administration, real estate investment banking, site acquisition, six sigma real estate solutions, strategic consulting and tenant representation.

LEASE ROLLOVER SCHEDULE (1)

                                                                            % OF TOTAL BASE   CUMULATIVE % OF
          # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
  YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
   MTM         1              $46.30             0.4%            0.4%             1.2%               1.2%
  2008         9              $19.96             6.7%            7.1%             9.0%              10.2%
  2009         6              $29.49             2.4%            9.5%             4.7%              14.8%
  2010        13              $31.74             9.2%           18.7%            11.7%              26.6%
  2011         9              $34.39             3.9%           22.7%             9.0%              35.6%
  2012        15              $14.46            21.7%           44.3%            20.4%              56.0%
  2013         9              $25.69             5.2%           49.5%             8.9%              64.9%
  2014         7              $34.67             3.6%           53.2%             8.4%              73.3%
  2015         4              $25.45             2.2%           55.3%             2.0%              75.3%
  2016         6              $27.89             6.3%           61.7%            11.8%              87.1%
  2017         9              $16.72             7.6%           69.3%             8.5%              95.7%
  2018         1              $22.00             0.9%           70.2%             1.3%              96.9%
 >2018         1              $ 2.15            21.3%           91.5%             3.1%             100.0%
 Vacant       N/A              N/A               8.5%          100.0%             N/A                N/A

(1)  Data based on the rent roll dated January 22, 2008.

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                                       57

                        MCHUGH MARRIOTT HILTON PORTFOLIO

                                   [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $51,080,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $51,003,260

FIRST PAYMENT DATE:         March 11, 2008

MORTGAGE INTEREST RATE:     7.4600% per annum

AMORTIZATION TERM:          360 months

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              February 11, 2018

MATURITY/ARD BALANCE:       $45,075,340

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER ROOM(1):           $68,277

UP-FRONT RESERVES:          Engineering Reserve:                      $37,500(2)
                            Environmental Reserve:                     $8,750(3)
                            Property Improvement
                            Reserve:                               $3,902,717(4)

ONGOING RESERVES:           Tax and Insurance Reserve:                    Yes(5)

                            FF&E Replacement Reserve:                     Yes(6)
                            Excess Cash Flow Reserve:               Springing(7)

LOCKBOX:                    Springing

SUBORDINATE FINANCING:      Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Hotel

PROPERTY SUB-TYPE:          Limited Service

LOCATION:                   Various(9)

YEAR BUILT/RENOVATED:       Various(10)

ROOMS:                      747

OCCUPANCY AT U/W:           72%

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        McHugh Hospitality Group, Inc.

                         12/31/2005  12/31/2006  11/30/2007     U/W
                         ----------  ----------  ----------     ---
NET OPERATING INCOME:    $5,213,847  $5,599,072  $6,621,087  $6,505,212
NET CASH FLOW:                                               $5,838,227
DSCR:                                                        $     1.37x

APPRAISED VALUE:            $71,200,000

APPRAISAL DATE:             Various(11)

CUT-OFF DATE LTV RATIO(1):  71.6%

MATURITY/ARD LTV RATIO:     63.3%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs at the McHugh Marriott Hilton Portfolio Properties.
(3) The environmental reserve was established at closing to fund immediate environmental remediation work at the McHugh Marriott Hilton Portfolio Properties.
(4) The property improvement reserve was established at closing to fund work required by certain franchisors.
(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) On each due date beginning on March 11, 2008, the borrower will be required to deposit into an FF&E replacement reserve an amount equal to 1/12th of the sum of (i) 4% of gross revenues for the prior calendar year for each of the Hampton Inn Mt. Vernon property, the Hampton Inn Joplin property, the Hilton Garden Inn Joplin property, the Hampton Inn Marion property and the Hampton Inn Anderson property; and (ii) 5% of the gross revenues for the prior calendar year for each of the Courtyard Inn Southport Crossing property, the Fairfield Inn Indianapolis property, the Fairfield Inn Collinsville property and the Fairfield Inn Joplin property.
(7) Upon the occurrence and during the continuance of a McHugh Marriott Hilton Sweep Period (as defined below), all excess cash flow (if any) will be deposited into an excess cash flow reserve and held as cash collateral for the McHugh Marriott Hilton Loan. Upon the termination of McHugh Marriott Hilton Sweep Period, all funds on deposit in the excess cash reserve will released to the borrower; PROVIDED that no McHugh Marriott Hilton Sweep Period has occurred and is then continuing under the McHugh Marriott Hilton Loan. A "McHugh Marriott Hilton Sweep Period" will be triggered (a) if at any time the aggregate debt service coverage ratio for the McHugh Marriott Hilton Properties is less than 1.215x (based on the trailing 12-month period) (such occurrence, a "McHugh Marriott Hilton Low DSCR Period"), (b) upon the earlier of (x) the occurrence of a default under management agreement beyond any applicable notice and cure period and (y) the occurrence of an Event of Default, and (c) during the existence and continuance of a McHugh Marriott Hilton DSCR Cash Trap Period (as defined below), and will terminate, in case of a McHugh Marriott Hilton Sweep Period triggered by a McHugh Marriott Hilton Low DSCR Period, upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio (based on the trailing 12-month period) of at least 1.35x for two consecutive calendar quarters; PROVIDED that in no event will the lender be obligated to terminate a McHugh Marriott Hilton Sweep Period more than one (1) time during any consecutive 12-month period. Upon the termination of a McHugh Marriott Hilton Sweep Period (PROVIDED that no new McHugh Marriott Hilton Sweep Period has occurred or is continuing) and upon request of the borrower, the funds on deposit in the excess cash reserve will be released to the borrower. A "McHugh Marriott Hilton DSCR Cash Trap Period" will commence if, as of any date which is 45 days after the end of a calendar quarter, the aggregate debt service coverage ratio (based on the trailing 12-month period) for the McHugh Marriott Hilton

     Properties is less than 1.215x, and will terminate upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio (based on the trailing 12-month period) of at least 1.215x for two consecutive calendar quarters.
(8) The McHugh Marriott Hilton Portfolio Properties also secure a CBA B-note companion loan in the original principal amount of $3,755,000, which has the same maturity date as the McHugh Marriott Hilton Portfolio Loan and accrues interest at 12.9500% per annum.
(9) The McHugh Marriott Hilton Portfolio Loan is secured by nine (9) hotel properties located in Missouri, Illinois and Indiana.
(10) The McHugh Marriott Hilton Portfolio Properties were constructed between 1994 and 2006 and renovated between 2004 and 2007.
(11) All appraisals were completed between October 22, 2007 and October 24,
     2007.


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

                             ADDITIONAL INFORMATION

- The McHugh Marriott Hilton Portfolio (the "Properties" or the "Portfolio") is secured by nine limited service hotel properties with 747 guest rooms, located in Illinois, Indiana and Missouri. The Properties were originally built between 1994 and 2006, and have benefited from renovations totaling $3.4 million over the past 4 years. Renovations included replacing guestroom soft goods, carpeting and tile flooring replacement, pool upgrades, and lobby replacements.

- The Properties benefit from their affiliations with the Hilton and Marriott brands, and their respective frequent guest programs that encourage a very stable and loyal customer base. The hotels generally feature a fitness facility, a business center, a guest laundry facility, pools, and high-speed internet access. The borrower intends to spend approximately $3.9 million in capital improvements on the Portfolio. These renovations are expected to be completed over the next 12 to 15 months. Upgrades will generally include the replacement of guestroom case goods, upgrades to the guest bathrooms, and renovation of public spaces. The table below summarizes the portfolio:

                                                                           ALLOCATED     ALLOCATED
PROPERTY NAME                ROOMS       CITY       STATE   YEAR BUILT   LOAN BALANCE   PIP RESERVE
---------------------------------------------------------------------------------------------------
Hampton Inn Mt. Vernon        101    Mt. Vernon       IL       1998       $ 7,470,000    $  504,800
Courtyard Inn Southport        83    Indianapolis     IN       1998       $ 7,177,000    $   75,000
Hampton Inn Joplin             89    Joplin           MO       1994       $ 7,010,000    $  903,750
Hilton Garden Inn Joplin       96    Joplin           MO       2006       $ 6,930,000    $   96,032
Hampton Inn Marion             89    Marion           IL       1998       $ 6,230,000    $  757,750
Hampton Inn Anderson           99    Anderson         IN       2000       $ 6,080,000    $  817,585
Fairfield Inn Indianapolis     62    Indianapolis     IN       1995       $ 3,764,000    $  362,150
Fairfield Inn Collinsville     64    Collinsville     IL       1995       $ 3,350,000    $   83,450
Fairfield Inn Joplin           64    Joplin           MO       1997       $ 3,069,000    $  332,200
TOTAL                         747                                         $51,080,000    $3,932,717

HAMPTON INN MT. VERNON

- The Hampton Inn Mt. Vernon is a 101-room limited service hotel originally built in 1998. The subject is located at 221 Potamac Boulevard in Mt. Vernon, Illinois, and is located off Exit-95 from I-64/57 at Route 15 in Mount Vernon. The four-story hotel is multi-year award winning Hampton Inn, which underwent approximately $464,000 in renovations between 2004 and 2006. Renovations included Hampton Inn's new bedding package, soft goods replacement, carpeting and wall covering, refrigerator and micro fridge upgrade, and exercise equipment replacement. In addition, the lobby and common areas went through a comprehensive remodeling.

- The Mt. Vernon area benefits from its central location within the Midwest United States. Mt. Vernon is located 77 miles east of St. Louis, MO, 91 miles west of Evansville, Indiana, 97 miles north of Paducah, Kentucky, and 145 miles south of Champaign, Illinois. Mount Vernon is home to many small businesses and is surrounded by large and small agricultural operations, while also serving as the home to three of the largest employers in Southern Illinois: Continental Tire, N.A., Walgreens Distribution, and St. Mary's/Good Samaritan Hospital, Inc. Mount Vernon also serves as a natural break for tourists traveling through Southern Illinois. The average stay is one night and approximately 50% of the overnight stays are for business purposes. The largest tourist draw is Cedarhurst, which is home to the Mitchell Art Museum and an 80-acre contemporary sculpture park.

- The Hampton Inn Mt. Vernon competes very effectively in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of seven hotels, including the subject. Properties in the competitive set range from a 66 room hotel to a 223 room hotel, for a total of 714 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 53.0% and an ADR of $63.78 resulting in a RevPAR of $33.80. Compared to the competitive set, the subject outperformed its peers in all three categories. The subject achieved occupancy of 78.0% and an ADR of $78.53, resulting in a RevPAR of $61.23. The subject achieved an occupancy penetration of 147.2% with a RevPAR penetration of 181.2% over this time period.

COURTYARD INN SOUTHPORT CROSSING

- The Courtyard Inn Southport Crossing is a 83-room limited service hotel originally built in 1998. The subject is located at 4650 Southport Crossings Drive in Indianapolis, Indiana and is considered one of the premier branded hotels on the greater south side of Indianapolis. The subject's location provides convenient access to several restaurants and vast shopping options, including the Greenwood Park Mall. The hotel underwent approximately $456,000 in renovations between 2004 and 2006. Renovations included guestroom soft goods, PTAC units, carpeting and tile flooring replacement.

- Indianapolis is the center of America's heartland and has six major interstates serving the area, more than any other city in the U.S., making it one of the most accessible cities in the country. Downtown Indianapolis offers many attractions including the Indiana Convention Center, Indianapolis Zoo, Children's Museum of Indianapolis, and White River Park. Indianapolis is also home to many major sports attractions including the Indianapolis Colts and the NBA's Indiana Pacers. In addition, Indianapolis benefits from a very strong corporate community, and is the International headquarters of the pharmaceutical corporation Eli Lilly and Company, health insurance provider WellPoint, insurance company American United Life, ATA Airlines, and real estate companies Simon Property Group, Hunt Construction Group, and Duke Realty Corp.

- The Courtyard Inn Southport Crossing competes very well in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 64 room hotel to a 118 room hotel, for a total of 543 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 69.5% and an ADR of $87.43 resulting in a RevPAR of $60.75. Compared to the competitive set, the subject outperformed its peers in all three categories. The subject achieved occupancy of 76.3% and an ADR of $98.77, resulting in a RevPAR of $75.38. The subject achieved an occupancy penetration of 109.8% with a RevPAR penetration of 124.1% over this time period.

HAMPTON INN JOPLIN

- The Hampton Inn Joplin is a 89-room limited service hotel originally built in 1994. The subject is located at 3107 East 36th Street in Joplin, Missouri, and is well located off Interstate 44 at Exit 8B, near the Commercial Center of southeast Joplin. The subject underwent renovations totaling approximately $349,000 between 2004 and 2006. Renovations included Hampton Inn's new bedding package, soft goods, wall covering and carpeting.

- Joplin is one of the fastest growing metropolitan areas in the Midwest, and is recognized as one of the region's most diverse economic centers with 470,000 people living in the market area. More than fifty trucking companies are either based or have terminals in the area, and major Class I rail lines offer coast-to-coast and country-to-country connections. Companies located in Joplin find that operating costs are among the most favorable in the US, as transportation costs are low, local property tax rates are among the lowest in the country and state corporate tax rates are modest. Major employers in the area include CFI, Tamko and Leggett & Platt. Leisure activities include the area's scenic Natural Falls, Post Memorial Art Library, Spiva Art Center, one of the four state's casinos, the mysterious Spook Light as well as museums, historic sites and fishing and boating. Additionally, John Q. Hammons Convention Center and Trade Center is located 1/4 mile from the property.

- The Hampton Inn Joplin competes effectively within its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 64 room hotel to a 114 room hotel, for a total of 506 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 65.2% and an ADR of $73.49 resulting in a RevPAR of $47.92. Compared to the competitive set, the subject outperformed its peers in all three categories. The subject achieved occupancy of 77.2% and an ADR of $85.34, resulting in a RevPAR of $65.87. The subject achieved an occupancy penetration of 118.4% with a RevPAR penetration of 137.5% over this time period.

HILTON GARDEN INN JOPLIN

     - The Hilton Garden Inn Joplin is a 96-room limited service hotel originally built in 2006. The subject is located at 2644 East 32nd Street in Joplin, Missouri. The subject is located off I-44 at Exit 8B and benefits from its close proximity to the Commercial Center of southeast Joplin. The four-story hotel opened in September of 2006 and features the Great American Grill which offers continental cuisine, a lobby lounge, room service, a sundry shop, four meeting rooms, a 24-hour business center, fitness facilities and an indoor pool and whirlpool.

     - As mentioned above, Joplin is one of the fastest growing cities in the Midwest and benefits from its central location. It is accessible from Interstate Highway 44 and well located near both interstate and federal highway corridors running from coast to coast and from Canada to Mexico.

     - The Hilton Garden Inn Joplin competes very well in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 74 room hotel to a 262 room hotel, for a total of 718 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 62.8% and an ADR of $73.40 resulting in a RevPAR of $46.11. Compared to the competitive set, the subject outperformed its peers in two of the categories. The subject achieved occupancy of 60.3% and an ADR of $93.92, resulting in a RevPAR of $56.66. The subject achieved an occupancy penetration of 96.0% with a RevPAR penetration of 122.9% over this time period. The subject is competing well considering it only opened for business in September 2006.

HAMPTON INN MARION

     - The Hampton Inn Marion is a 89-room limited service hotel originally built in 1998. The subject is located at 2710 West Deyoung Street in Marion, Illinois. Located on Highway 13 West, just off I-57, the three-story hotel is well-located in close proximity to the area's largest employers, retail centers and major development projects. The subject underwent approximately $522,000 in renovations between 2004 and 2006. Renovations included pool upgrades, fitness center upgrades, carpeting replacement, lobby renovation and soft goods replacement.

     - Marion has become the fastest growing town south of St. Louis, and one of the fastest growing cities in Illinois. It is located at the crossroads of Route 13 and Interstate 57, making it a prime candidate for future growth. One of the largest Wal-Mart Supercenter Stores in the world opened in Marion in September of 2006 and employs over 500 people. An equally large Menards store opened in November of 2006, adding to the further development of Marion's newest commercial district, The Hill. Major employers in the area include Pepsi MidAmerica, US Veterans Administration Hospital, Aisin Mfg Illinois and the US Department of Justice. In addition, the State of Illinois maintains a regional facility in Marion, containing various state agencies. One of Marion's biggest draws is its proximity to numerous recreational sites. Crab Orchard Wildlife Refuge encompasses 44,000 acres and boasts the largest man-made lake in Southern Illinois. Other nearby lakes include Devil's Kitchen, Little Grassy, Lake of Egypt, Rend Lake, Cedar Lake and Kinkaid Lake. There are also two state parks located only minutes from Marion.

     - The Hampton Inn Marion competes very well in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of seven hotels including the subject. Properties in the competitive set range from a 63 room hotel to a 122 room hotel, for a total of 590 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 64.4% and an ADR of $63.41 resulting in a RevPAR of $40.81. Compared to the competitive set, the subject outperformed its peers in all three categories. The subject achieved occupancy of 73.7% and an ADR of $81.11, resulting in a RevPAR of $59.76. The subject achieved an occupancy penetration of 114.4% with a RevPAR penetration of 146.4% over this time period.

HAMPTON INN ANDERSON

     - The Hampton Inn Anderson is a 99-room limited service hotel originally built in 2000. The subject is located at 2312 Hampton Drive in Anderson, Indiana. The subject is located at Exit 26, off Indiana Interstate 69, approximately 39 miles northeast of downtown Indianapolis and 89 miles south of Ft. Wayne. The hotel underwent approximately $394,000 in renovations between 2004 and 2006. Upgrades included Hampton Inn's new bedding package, soft goods and new carpeting.

     - Anderson is located in central Indiana and is the county seat of Madison County. The city has become one of the fastest emerging suburbs of the growing Indianapolis metropolitan area and is recognized as an important manufacturing and agricultural community. The city is known to have a rich multicultural quality of life and low cost of living, and has been able to attract major employers including Guide Corporation, St. John's Health System and Affiliated Computer Services. In addition, Nestle has broken ground on a new factory in Anderson that is anticipated to open in early 2008.

     - The Hampton Inn Anderson outperforms its competition by a large margin. Per the November 2007 STR Report, the subject's primary competitive set was comprised of five hotels including the subject. Properties in the competitive set range from a 55 room hotel to a 157 room hotel, for a total of 516 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 51.4% and an ADR of $59.52 resulting in a RevPAR of $30.61. Compared to the competitive set, the subject outperformed its peers in all three categories. The subject achieved occupancy of 72.8% and an ADR of $82.64, resulting in a RevPAR of $60.17. The subject achieved an occupancy penetration of 141.6% with a RevPAR penetration of 196.6% over this time period.

FAIRFIELD INN INDIANAPOLIS

     - The Fairfield Inn Indianapolis is a 62-room limited service hotel originally built in 1995. The subject is located at 4504 Southport Crossing Drive in Indianapolis, Indiana approximately eight miles south of downtown Indianapolis. The subject underwent approximately $170,000 of renovations between 2004 and 2006. Upgrades included Marriott's new bedding package, wall covering, tile installation and soft goods replacement.

     - As mentioned above, the Indianapolis area is one of the most accessible cities in the United States. It is also the 12th largest city in the nation and benefits from a strong corporate community.

     - The Fairfield inn Indianapolis competes very effectively in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 62 room hotel to a 112 room hotel, for a total of 472 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 63.0% and an ADR of $83.88 resulting in a RevPAR of $52.82. Compared to the competitive set, the subject outperformed its peers in two of the categories. The subject achieved occupancy of 71.8% and an ADR of $78.65, resulting in a RevPAR of $56.49. The subject achieved an occupancy penetration of 114.0% with a RevPAR penetration of 107.0% over this time period.

FAIRFIELD INN COLLINSVILLE

     - The Fairfield Inn Collinsville is a 64-room limited service hotel originally built in 1995. The subject is located at 4 Gateway Drive in Collinsville, Illinois, which is approximately 12 miles from downtown St. Louis. The subject underwent a renovation totaling approximately $378,000 between 2004 and 2006. Upgrades included tile installation, water heat replacement, carpeting, wall covering, and soft goods replacement.

     - Collinsville is the fifth fastest growing community in the St. Louis metropolitan area and one of the fastest growing communities in southwest Illinois. Collinsville is virtually surrounded by interstates 55, 70, 64, 255, and 270, linking it to the rest of the country and making it less than an hour's drive for approximately 2.5 million people. The town is located within nine miles of St. Louis, providing it with extensive cultural and entertainment options within close proximity. As St. Louis grows further west, Collinsville is becoming an ideal place to consider new development. Forty percent of the nation's population and industrial based is within 500 miles. The largest employers include the State of Illinois Dept. of Transportation, the Environmental Protection Agency, Fairmount Race Track, Wal-Mart Retail, K-Mart Retail and Schnuck's Market Grocery Retail. Additionally, the subject is located down the street from the Gateway Convention Center which hosted approximately 500 events in 2006.

     - The Fairfield Inn Collinsville competes very well in its market. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 56 room hotel to a 228 room hotel, for a total of 566 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 55.7% and an ADR of $78.52 resulting in a RevPAR of $43.72. Compared to the competitive set, the subject outperformed its peers in two of the categories. The subject achieved occupancy of 70.7% and an ADR of $74.79, resulting in a RevPAR of $52.85. The subject achieved an occupancy penetration of 126.9% with a RevPAR penetration of 120.9% over this time period.

FAIRFIELD INN JOPLIN

     - The Fairfield Inn Joplin is a 64-room limited service hotel originally built in 1997. The subject is located at 3301 South Rangeline Road in Joplin, Missouri. The subject is located near the cross-section of Interstate 44 and Business 71 in the heart of the Midwest's Four-States Area (the intersection of Missouri, Kansas, Oklahoma and Arkansas), just off Route 66. The hotel underwent renovations of approximately $164,000 between 2004 and 2006. Upgrades included Marriot's new bedding package, carpeting, wall covering, and exterior signage.

     - As previously mentioned, Joplin is one of the fastest growing cities in the Midwest and benefits from its central location. The Fairfield Inn Joplin is competing well in its market and is performing inline with its competition. Per the November 2007 STR Report, the subject's primary competitive set was comprised of six hotels including the subject. Properties in the competitive set range from a 64 room hotel to a 114 room hotel, for a total of 506 rooms. For the T-12 ended November 2007, the competitive set had occupancy of 67.3% and an ADR of $76.12 resulting in a RevPAR of $51.21. The subject achieved occupancy of 67.6% and an ADR of $74.33, resulting in a RevPAR of $50.28. The subject achieved an occupancy penetration of 100.5% with a RevPAR penetration of 98.2% over this time period.

- Sam Chang is the sponsor for the transaction. Mr. Chang is the founder and CEO of McSam Hotel LLC ("McSam"). Since 1998, McSam has developed more than 30 hotels, residential and commercial properties including 1,239 hotel rooms in and around New York City. In addition to the Portfolio, McSam presently owns and operates 14 additional hotels totaling 2,565 rooms. As of December 2007, McSam has 27 hotels with 4,887 rooms under construction and 15 hotels totaling 2,912 rooms in the development stage. McSam has experience working with major hotel operators/franchises including Hilton, Sheraton, Intercontinental Group/Holiday Inn, Marriott, Hampton Inn and Days Inn.

- Sam Chang has over 20 years of experience in the hotel industry and has developed over 30 properties in New York, Connecticut and Pennsylvania. In 2004, Mr. Chang received the Hilton Garden Inn "Developer of the Year" award for the development of the brand new 195 room Hilton Garden Inn at JFK International Airport. As of January 2007, Mr. Chang reported a net worth of $396.7 million and a liquidity of $9.96 million.

- The Portfolio will be managed by the McHugh Hospitality Group, Inc., which is not affiliated with the borrower. The management company has long term experience managing the nine properties in the Portfolio. McHugh currently only manages the nine-hotel McHugh Marriott Hilton Portfolio, which will allow them to focus their resources and attention solely on the Portfolio.


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                                 AGUADILLA MALL

                                    [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $34,000,000
CUT-OFF DATE PRINCIPAL

BALANCE(1):                 $34,000,000

FIRST PAYMENT DATE:         October 1, 2007

MORTGAGE INTEREST RATE:     6.5700% per annum

AMORTIZATION TERM:          360 months(2)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              September 1, 2017

MATURITY/ARD BALANCE:       $32,036,970

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is two (2)
                            months prior to the Maturity Date.

LOAN PER SF(1):             $125

UPFRONT RESERVES:           None

ONGOING RESERVES:           Tax and Insurance Reserve:                 Yes(3)

                            Replacement Reserve:                 Springing(4)
                            TI/LC Reserve:                       Springing(5)

LOCKBOX:                    N/A

SUBORDINATE FINANCING:      None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Retail

PROPERTY SUB-TYPE:          Anchored

LOCATION:                   Aguadilla, Puerto Rico

YEAR BUILT/RENOVATED:       1993/2007

SQUARE FEET:                272,006

OCCUPANCY AT U/W(6):        99%

OWNERSHIP INTEREST:         Fee

MAJOR TENANT(S)        NRSF    % OF TOTAL NRSF  LEASE EXPIRATION
---------------        ----    ---------------  ----------------
Kmart                 87,449         32%           12/31/2017
Amigo Supermarket     38,393         14%           10/31/2016

PROPERTY MANAGEMENT:        Commercial Centers Management, Inc.

                         1/31/2006    1/31/2007    9/30/2007      U/W
                        ----------   ----------   ----------      ---
NET OPERATING INCOME:   $4,435,776   $4,615,166   $4,215,587  $4,385,643
NET CASH FLOW:                                                $4,132,108
DSCR:                                                               1.59x

APPRAISED VALUE:            $63,000,000

APPRAISAL DATE:             May 24, 2007

CUT-OFF DATE LTV RATIO(1):  54.0%

MATURITY/ARD LTV RATIO:     50.9%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The Aguadilla Mall Loan has an interest-only period of 60 months, after which the borrower will be required to pay principal and interest on each due date.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; PROVIDED that the insurance reserve is waived if the Aguadilla Mall Property is covered by a blanket policy meeting certain requirements set forth in the related loan documents. Currently, there is a monthly insurance reserve in place.
(4) If the debt service coverage ratio on the Aguadilla Mall Property falls below 1.20x, the borrower will be required to deposit $3,790 per month into a replacement reserve to fund ongoing repairs and replacements; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $136,400.
(5) If the debt service coverage ratio on the Aguadilla Mall Property falls below 1.20x, the borrower will be required to deposit $10,000 per month into a TI/LC reserve to fund tenant improvements and leasing commissions; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $360,000.
(6)  Based on the October 31, 2007 rent roll.

                             ADDITIONAL INFORMATION

- The Aguadilla Mall Loan is expected to be shadow rated "AA" by S&P and "BBB-" by Fitch.

- Aguadilla Mall (the "Subject" or "Property") is a 272,006 SF enclosed regional shopping center located in Aguadilla, Puerto Rico. The Property is comprised of two single story buildings constructed in 1993 and renovated in 2007 with 1,500 parking spaces, or 5.51 spaces per 1,000 rentable square feet. The Subject is anchored by Kmart, Amigo Supermarket and junior anchored by Capri and Caribbean Cinemas.

- The Property is currently 99% occupied by 72 tenants with annual in-line rents averaging $36.90/SF and annual anchor and junior anchor rents averaging $7.15/SF. Historically, the Subject has reported an average annual occupancy of 98%, 99% and 99% for year end 2005, 2006 and 2007, respectively.

     - Anchor space represents 46.3% of the net rentable area (NRA). The largest tenant is Kmart ($6.32/SF; 87,449 SF; lease exp. 12/31/2017) whose parent company, Sears Holding Corporation, is the United State's fourth largest retailer, with over $50 billion in annual revenues. Kmart reported sales of $233/SF at the Subject for the fiscal year end 2006. The second largest tenant, Amigo Supermarket ($6.96/SF; 38,393 SF; lease exp. 10/31/2016), is the largest grocery chain in Puerto Rico with 35 stores. Amigo Supermarket was acquired by Wal-Mart in 2003 and reported sales of $388/SF at the Subject for the fiscal year 2006. Anchor space occupancy cost for the Subject, for the fiscal year 2006, was 4.6%.

     - Junior anchor space represents 15.0% of the NRA. Capri ($11.82/SF; 21,857 SF; lease exp. 10/31/2018) is a general retailer specializing in clothing and domestic products with 15 stores in Puerto Rico. Capri reported sales of $380/SF for the fiscal year end 2006. Caribbean Cinemas ($6.00/SF; 19,000 SF; lease exp. 5/24/2020) is Puerto Rico's largest movie theater operator with 29 cinemas on the island and 4 more in other areas of the Caribbean. Caribbean Cinemas reported sale of $394,333/Screen for the fiscal year 2006. Junior anchor space occupancy cost for the Subject, for the fiscal year end 2006, was 6.9%.

     - In-line tenants at the Subject include nationally recognizable names such as PacSun, Foot Locker, GNC, KB Toys and Game-Stop. Historical sales of in-line tenants have been $383/SF, $397/SF and $390/SF for the fiscal years 2004, 2005 and 2006, respectively; and historical kiosk sales have been $1,537/SF, $1,494/SF and $3,966/SF for the fiscal years 2004, 2005 and 2006, respectively. In addition, in-line occupancy cost for the Subject, for the fiscal year end 2006, was 10.9%.

- The Subject is well located at the intersection of State Road No. 2 and Calle Los Corazones, approximately two miles north of the State Road No. 111 and No. 115 intersection. State Road No. 2 is the most traveled artery of the Aguadilla area, as it provides north and south access towards Arecibo and Mayaguez, respectively. State Road No. 111 provides access to Moca and San Sebastian to the east, and State Road No. 115 provides access to Rincon to the west. Located in the immediate area are office buildings, retail, commercial and light industrial properties, as well as the Aguadilla baseball stadium and water park. Located several miles north of the Subject are the former Ramey Air Force Base, Rafael Hernandez Airport, National Guard and Coast Guard Headquarters, several schools and residential housing units.

- The borrower, Luan Investment, S.E., is 100% owned by Mirta C. Ramos-Cruz, the indemnitor for the loan. Mirta C. Ramos-Cruz is the original developer and has maintained the Property since it was built in 1993. The Ramos family further developed the property in 1994 with the addition of Caribbean Cinema.

- The Property is managed by Commercial Centers Management, Inc. ("CCM"). CCM manages over 5 million SF of commercial space in Puerto Rico, Florida, and the Midwest of the United States and is one of the largest privately held commercial property management companies on the island. The company's founder, Vladimir Nikitine, is actively involved in all phases of the development and management of shopping centers, mixed use projects, and mini-warehouses. CCM manages three Puerto Rico malls: the Subject; Villa Blanco; and Santa Rosa Mall; all reporting an average occupancy of over 95%. In total, CCM manages nine retail properties comprised of approximately 1.44 million square feet on the island of Puerto Rico.

LEASE ROLLOVER SCHEDULE (1)

                                                                            % OF TOTAL BASE    CUMULATIVE % OF
          # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES     TOTAL RENTAL
  YEAR      ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------
   MTM         5              $87.18             0.8%            0.8%             3.9%               3.9%
  2008        12              $32.89             5.0%            5.8%             9.0%              12.9%
  2009        13              $45.91             5.5%           11.3%            14.0%              26.9%
  2010        19              $37.70             9.4%           20.7%            19.6%              46.5%
  2011         9              $31.25             7.5%           28.2%            12.8%              59.3%
  2012         4              $31.91             3.5%           31.7%             6.1%              65.5%
  2013         1              $22.00             1.1%           32.8%             1.4%              66.9%
  2014         2              $70.79             0.7%           33.5%             2.8%              69.7%
  2015         1              $26.00             1.7%           35.2%             2.5%              72.1%
  2016         3              $10.24            16.1%           51.4%             9.1%              81.2%
  2017         1              $ 6.32            32.1%           83.5%            11.2%              92.5%
 >2017         2              $ 9.11            15.0%           98.5%             7.5%             100.0%
 Vacant       N/A              N/A               1.5%          100.0%             N/A                N/A

(1)  Data based on the rent roll dated October 31, 2007.

                         CHARLOTTE MULTIFAMILY PORTFOLIO

                                      [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $33,465,000
CUT-OFF DATE PRINCIPAL

BALANCE(1):                 $33,465,000

FIRST PAYMENT DATE:         July 11, 2007

MORTGAGE INTEREST RATE:     6.0500% per annum

AMORTIZATION TERM:          Interest-only

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              June 11, 2012

MATURITY/ARD BALANCE:       $33,465,000

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER UNIT(1):           $44,980

UP-FRONT RESERVES:          Engineering Reserve:                      $19,018(2)

                            Renovation Reserve:                      $725,000(3)

ONGOING RESERVES:           Tax and Insurance Reserve:                    Yes(4)

                            Replacement Reserve:                          Yes(5)

                            Excess Cash Flow Reserve:               Springing(6)

LOCKBOX:                    Springing

SUBORDINATE FINANCING:      None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Multifamily

PROPERTY SUB-TYPE:          Conventional

LOCATION:                   Various(7)

YEAR BUILT/RENOVATED:       Various(8)

UNITS:                      744

OCCUPANCY AT U/W(9):        90%

OWNERSHIP INTEREST:         Fee


PROPERTY MANAGEMENT:        Westdale Asset Management, Ltd.

                                     T-5 ENDED
                                     10/31/2007
                        12/31/2006   ANNUALIZED       U/W
                        ----------   ----------       ---
NET OPERATING INCOME:   $2,565,038   $2,851,482   $2,807,073
NET CASH FLOW:                                    $2,621,073
DSCR:                                                   1.28x

APPRAISED VALUE:            $47,900,000

APPRAISAL DATE:             Various(10)

CUT-OFF DATE LTV RATIO(1):  69.9%

MATURITY/ARD LTV RATIO:     69.9%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs.
(3) The renovation reserve was established at closing to fund planned renovations in respect of the Charlotte Multifamily Portfolio Properties.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $15,500 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) On each due date upon the occurrence and during the continuance of a Charlotte Multifamily Portfolio Cash Sweep Period (as defined below), a portion of excess cash flow (if any) equal to the amount of principal due and payable under the Charlotte Multifamily Portfolio Loan for the related month will be paid to lender and held as cash collateral for the Charlotte Multifamily Portfolio Loan until its maturity date (with the remainder of excess cash flow (if any) to be remitted to the borrowers). A "Charlotte Multifamily Portfolio Cash Sweep Period" will begin upon (a) an event of default under the Charlotte Multifamily Portfolio Loan or (b) the failure of the Charlotte Multifamily Portfolio Properties to achieve an aggregate debt service coverage ratio (based on a 360-month amortization schedule) equal to 1.20x by May 24, 2009 (such failure, a "Charlotte Multifamily Portfolio DSCR Test Failure"), and will terminate upon the due date following the cure of all outstanding events of default under the Charlotte Multifamily Portfolio Loan (with respect to clause (a), PROVIDED that a Charlotte Multifamily Portfolio DSCR Test Failure has not occurred).
(7) The Charlotte Multifamily Portfolio Loan is secured by five (5) multifamily properties located in North Carolina.
(8) The Charlotte Multifamily Portfolio Properties were constructed between 1995 and 2004 and renovated between 2003 and 2005.
(9)  Based on the November 1, 2007 rent roll.
(10) All appraisals were completed between March 12, 2007 and March 21, 2007.

                             ADDITIONAL INFORMATION

- The Charlotte Multifamily Portfolio (the "Properties" or the "Portfolio") is comprised of 5 multifamily properties with a total of 744 units located in Charlotte MSA and Greensboro MSA, North Carolina. The Properties were constructed between 1995 and 2004. Typical amenities at the Properties include a swimming pool, a clubhouse, a leasing office, a fitness center, a playground and a laundry facility. As of November 1, 2007, the Portfolio was 90% occupied.

- All of the Properties except for Highland Ridge are located in the Charlotte-Gastonia-Rock Hill MSA. Major employers in the area include Wachovia, Carolinas HealthCare System and Bank of America Corporation. Charlotte-Douglas International Airport, the area's largest airport, is a major domestic hub for several airlines and is the largest hub for US Airways. As of 4Q 2007, the MSA population was 1.6 million. The median household income was $45,568 in 2006 and the unemployment rate was 4.6%.

- Highland Ridge is located in the Greensboro/Winston-Salem/High Point MSA. Major employers in the area include Wake Forest University Baptist Medical Center, Novant Health and Winston-Salem/Forsyth County Schools. As of 4Q 2007, Highland Ridge's MSA had a population of 1.6 million. The median household income was $44,054 in 2006, and the unemployment rate was 5.8%.

- Overall, the in-place rental rates at the Portfolio are below market. Average in-place monthly rents at the Portfolio as of November 2007 were $462/unit for studio units, $487/unit for one bedroom units, $612/unit for two bedroom units and $728/unit for three bedroom units. Based on the appraisers' market evaluation, market rents are $400-$612/unit for studio units, $429-$725/unit for one bedroom units, $420-$825/unit for two bedroom units and $572-$1025/unit for three bedroom units. According to REIS, all of the Properties are located in the Charlotte multifamily market. As of 4Q 2007, the average asking rent for the Charlotte market was $778/unit, while the average in-place rent for the Portfolio was $585/unit, indicating significant upside potential. The sponsor plans to improve the Portfolio's performance by making capital improvements to individual units and raising rents to market levels. At closing, the sponsor escrowed $725,000 or $974/unit into a Renovation Reserve. All renovations are expected to be completed by the end of 1Q 2008.

- As additional credit enhancement, there will also be a one-time DSCR test after the first 24 months of the loan term. If the DSCR, based on a 30-year amortization schedule on the in-place interest rate, is less than 1.20x, a portion of excess cash flow each month in an amount equal to the principal due and payable on the loan for the then current month based on 30-year amortization schedule will be held in a reserve by the lender. Cash flow for this DSCR test will be based on trailing 3-month revenues and trailing 12-month expenses. Once triggered, this partial excess cash flow sweep will stay in-place for the remaining loan term.

SHARON POINTE

     - Sharon Pointe (190 units) was 86% occupied as of November 1, 2007 with average in-place rent of $624/unit and was constructed in 2001. The unit mix is comprised of 24 studios, 14 one-bedroom units, 120 two-bedroom units and 32 three- bedroom units. According to REIS, Sharon Pointe is located in the North Tryon Street submarket which is comprised of 6,551 units in 32 properties.

WEXFORD

     - Wexford (142 units) is 92% occupied as of November 1, 2007 with average in-place rent of $611/unit and was constructed in 1996. The unit mix is comprised of 18 studios, 28 one-bedroom units, 80 two-bedroom units and 16 three-bedroom units. According to REIS, Wexford is located in the Harris Boulevard Submarket which is comprised of 13,228 units in 57 properties.

WATERS EDGE

     - Waters Edge (144 units) was 85% occupied as of November 1, 2007 with average in-place rent of $580/unit and was constructed in 1995. The unit mix is comprised of 18 studios, 42 one-bedroom units, 60 two-bedroom units and 24 three-bedroom units. According to REIS, Waters Edge is located in the Concord submarket which is comprised of 2,621 units in 18 properties.

HIGHLAND RIDGE

     - Highland Ridge (120 Units) was 87% occupied as of November 1, 2007 with average in-place rent of $588/unit and was constructed in 2004. The unit mix is comprised of 32 one-bedroom units, 72 two-bedroom units and 16 three-bedroom units. According to REIS, Highland Ridge is located in the High Point/Thomasville submarket which is comprised of 5,119 units in 46 properties.

MARION RIDGE

     - Marion Ridge (148 units) was 98% occupied as of November 1, 2007 with average in-place rent of $514/unit and was constructed in 1999. The unit mix is comprised of 20 studios, 42 one-bedroom units, 70 two-bedroom units, and 16 three-bedroom units. Marion Ridge's submarket is not covered by REIS, however, per the appraiser, the subject competes with the Gaston County submarket which is comprised of 4,748 units in 35 properties.

- Brian Martin, the Sponsor, is the president and founder of BMA Capital, L.L.C. ("BMAC"). BMAC engages in the purchase of real estate investments, with a primary focus on multifamily properties as well as residential redevelopment. Prior to founding BMAC, Mr. Martin worked at BH Management/BH Equities, L.L.C. ("BHEQ"), two companies owned by Mr. Harry Bookey. He served as the Director of Acquisitions and Vice President of BHEQ, which owns and/or manages approximately 30,000 multifamily units. Mr. Martin directed the acquisition of more than $800 million of multifamily properties, totaling more than 20,000 units. Mr. Martin also managed BHEQ's fiscal portfolio which was valued at over $1.2 billion. In this capacity, Mr. Martin oversaw and facilitated the restructuring of numerous partnerships and refinancing of approximately $500 million of portfolio debt, including structuring the company's first Discounted Mortgage Backed Security program with Fannie Mae.

- Westdale Asset Management, Ltd. ("Westdale") has managed the Portfolio since it was purchased by the Sponsor in June 2007. Westdale is an institutional property management company with a strong presence particularly in the southern United States. Founded in 1991, the company specializes in the management of multifamily properties. Westdale primarily owns and manages multifamily apartments and lofts in ten states:
     California, Florida, Georgia, Illinois, Indiana, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Currently, Westdale manages over 150 multifamily properties, with 40,000 residential units. Its corporate headquarters, located in Dallas, houses approximately 65 employees, with approximately 1,000 remote employees in regional offices in Austin, Houston, Atlanta, Charlotte and San Antonio.

                                                YEAR BUILT/    ALLOCATED ORIGINAL   ALLOCATED ORIGINAL
PROPERTY NAME       CITY      STATE   UNITS   YEAR RENOVATED       LOAN AMOUNT       LOAN AMOUNT/UNIT
------------------------------------------------------------------------------------------------------
Sharon Pointe     Charlotte     NC     190         2001            $10,330,000           $54,368
Wexford           Charlotte     NC     142       1996/2005         $ 6,825,000           $48,063
Waters Edge        Concord      NC     144       1995/2003         $ 6,670,000           $46,319
Highland Ridge   High Point     NC     120         2004            $ 5,580,000           $46,500
Marion Ridge       Shelby       NC     148         1999            $ 4,060,000           $27,432

                                 SOUTHSIDE WORKS

                                    [GRAPHIC]

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $32,900,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $32,900,000

FIRST PAYMENT DATE:         February 1, 2008

MORTGAGE INTEREST RATE:     6.4900% per annum

AMORTIZATION TERM:          360 months(2)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              January 1, 2018

MATURITY/ARD BALANCE:       $30,968,920

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER SF(1):             $165

UP-FRONT RESERVES:          Debt Service Holdback Reserve:           $900,000(3)

ONGOING RESERVES:           Tax Reserve:                                  Yes(4)

                            Insurance Reserve:                      Springing(5)

                            Cap Ex Reserve:                               Yes(6)

                            TI/LC Reserve:                                Yes(7)

LOCKBOX:                    Hard

SUBORDINATE FINANCING:      None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Mixed Use

PROPERTY SUB-TYPE:          Office/Retail

LOCATION:                   Pittsburgh, Pennsylvania

YEAR BUILT/RENOVATED:       2004/2005

SQUARE FEET:                199,031

OCCUPANCY AT U/W(8):        88%

OWNERSHIP INTEREST:         Fee


MAJOR TENANTS          NRSF   % OF TOTAL NRSF    LEASE EXPIRATION
-------------          ----   ---------------    ----------------
Soffer SSW Cinema LP  42,430         21.3%         12/31/2019
REI                   23,347         11.7%         10/30/2020
PCMC                  12,991          6.5%          4/30/2014

PROPERTY MANAGEMENT:        Penn Center Management Corporation

                                                      U/W
                                                      ---
NET OPERATING INCOME:                              $3,029,738
NET CASH FLOW:                                     $2,918,430
DSCR:                                                    1.17x(9)

APPRAISED VALUE:            $42,700,000

APPRAISAL DATE:             September 12, 2007

CUT-OFF DATE LTV RATIO(1):  77.0%

MATURITY/ARD LTV RATIO:     72.5%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The Southside Works Loan has an interest-only period of 60 months, after which the borrowers will be required to pay interest and principal on each due date.
(3) At closing, a debt service holdback reserve was established at closing to fund shortfalls in debt service payments on the Southside Works Loan. Funds in the debt service holdback reserve may be released to the borrowers on June 1, 2008 and every 90 days thereafter, upon satisfaction of certain conditions, including that (i) the aggregate debt service coverage ratio of the Southside Works Property is at least equal to 1.20x (based on a 30-year amortization schedule as calculated in accordance with the related loan documents) for at least six (6) months after the release request.
(4) The borrowers are required to make monthly payments into a tax reserve, in an amount equal to 1/12th of annual real estate taxes, to accumulate funds necessary to pay all taxes prior to their respective due dates.
(5) The borrowers are required to deposit all accrued insurance for the related insurance period into an insurance reserve (x) upon the occurrence and continuance of an event of default under the Southside Works Loan or (y) if the aggregate debt service coverage ratio of the Southside Works Property is less than 1.05x.
(6) The borrowers are required to deposit $2,388 per month into a capital expenditure reserve, to fund ongoing repairs and replacements; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the capital expenditure reserve equal or exceed $57,300.
(7) The borrowers are required to deposit $5,188 per month into a TI/LC reserve, to fund tenant improvement and leasing commissions; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $124,500.
(8) Based on the September 30, 2007 rent roll for tenants then in occupancy, paying rent and open for business. This does not include Kay Jewelers (1,826 SF; 0.9% of NRA), which has executed a lease and is expected to take occupancy by April 2008.
(9) Based on principal balance of the Southside Works Loan plus balance of the debt service holdback reserve. Amortizing DSCR on the principal balance of the Southside Works Loan net of the debt service holdback reserve is 1.20x.

                             ADDITIONAL INFORMATION

- Southside Works (the "Subject") is a mixed use property comprising 144,074 square feet of retail space and 54,957 square feet of office space in three buildings that are part of a master-planned lifestyle center in the Southside section of Pittsburgh, Pennsylvania. Two of the three buildings were constructed in 2004: a two story building, containing a 42,430 square foot movie theater and 40,645 square feet of retail space; and a 12,575 square foot free-standing Cheesecake Factory. The third building, a three-story building, containing 54,957 square feet of office space and 48,424 square feet of retail space, was constructed in 2005.

- The Subject is situated on approximately 4.6 acres of a larger 34-acre lifestyle center development that is expected to consist of over 610,000 square feet of Class A office space and approximately 300,000 square feet of retail and restaurants, as well as a 200-room hotel and conference center and riverfront condominiums. The development includes 2,448 parking spaces available on-site in parking garages owned by the City of Pittsburgh. The Subject was developed in conjunction with the City of Pittsburgh and the Urban Redevelopment Authority.

- The Subject is located in Pittsburgh, Pennsylvania, at 415 & 424 South 27th Street and 425 Cinema Drive. It is located in an in-fill location, with an estimated population of 170,850 within a three-mile radius, approximately two miles southeast of the Pittsburgh CBD.

- The occupancy at the Subject based on tenants in-place, paying rent and open for business as of September 30, 2007 is 87.7%. This figure does not include Kay Jewelers (1,826 square feet; 0.9% of NRA), which has executed a lease and is expected to take occupancy by April 2008.

- The largest tenant, Soffer SSW Cinema LP (21% of NRA; $26.51/SF; Lease Exp. 12/31/2019), is currently occupying 42,430 square feet of theater space. The ten screen cinema consists of a state-of-the-art-layout and stadium-style seating. The theater is operated by Cleveland Cinemas, a regional operator that operates 61 screens in six cinemas in addition to the Subject. Theater sales were $283,569 per screen for T-12 11/2007. Month-over-month sales from 1/2007 to 11/2007 were 20.3% higher than the corresponding months of 2006.

- The second largest tenant, REI (12% of NRA; $21.00/SF; Lease Exp. 10/30/2020), is currently occupying 23,347 square feet of space. Additional collateral tenants include national retail chains such as Urban Outfitters, Cheesecake Factory, Steve Madden, Forever 21 and Benetton. Non-collateral tenants include H&M, Cole Haan and National City Bank. The average occupancy cost for all reporting tenants is 11.35%.

- The borrowers are 2700 Sydney Street Associates, LP, 2600 Block B2 Associates, L.P., and Soffer Restaurant Park Associates, LP, Pennsylvania Limited Partnerships (the "Southside Works Borrowers") that own no material asset other than the Southside Works Property and related interests. The Southside Works Borrowers are each owned by R. Damian Soffer (79%), James Lee Soffer (10%), Violet Soffer (9%), the Estate of Joseph Soffer (1%), and a General Partner (1%), owned by R. Damian Soffer (49%) and Violet Soffer (51%). Violet Soffer and R. Damian Soffer, the sponsors of the Southside Works Loan, are principals in the Soffer Organization, a commercial real estate firm that owns and manages approximately two million square feet of office, retail, and residential property in the Pittsburgh metropolitan area. Founded forty years ago, the Soffer Organization has developed every building in its existing portfolio, including the subject collateral and the entire Southside Works master-planned development.

- The borrower may obtain a release of the parcels known as the Sydney Street parcel and/or the Soffer parcel through partial defeasance, upon the satisfaction of certain conditions set forth in the related loan documents, including among others: (i) delivery of a defeasance note in the amount of 120% of the allocated loan amount for the applicable release parcel ($13,872,656 for the Sydney Street parcel; $3,074,977 for the Soffer parcel), (ii) after giving effect to such release, the aggregate debt service coverage ratio of the remaining parcels is not less than the greater of (a) 1.20x or (b) the aggregate debt service coverage ratio of the Southside Works Property immediately preceding such release, (iii) after giving effect to such release, the aggregate loan-to-value ratio of the remaining parcels does not exceed the lesser of (a) 80% or (b) the aggregate loan-to-value ratio for the Southside Works Property immediately preceding such release and (iv) delivery of written confirmation from the applicable rating agencies that such release organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates.

LEASE ROLLOVER SCHEDULE (1, 2)

                                                                             % OF TOTAL BASE    CUMULATIVE % OF
           # OF LEASES   AVERAGE BASE RENT   % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES     TOTAL RENTAL
  YEAR       ROLLING       PER SF ROLLING       ROLLING      OF SF ROLLING       ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------
  2010           1             $35.00             0.6%            0.6%             0.9%              0.9%
  2012           1             $21.25             0.9%            1.5%             0.9%              1.8%
  2013           1             $22.25             2.5%            4.0%             2.6%              4.5%
  2014           5             $21.97            20.7%           24.8%            21.1%              25.6%
  2015           4             $26.10             9.1%           33.9%            11.0%              36.6%
  2016           2             $21.38             6.1%           40.0%             6.0%              42.6%
 >2016           6             $25.44            48.7%           88.6%            57.4%             100.0%
 Vacant        N/A                N/A            11.4%          100.0%             N/A                N/A

(1)  Data based on the rent roll dated September 30, 2007.

(2) Includes Kay Jewelers (1,826 SF; 0.9% of NRA), which has executed a lease and is expected to take occupancy by April 2008.

                         LAKESIDE APARTMENTS (PHASE II)

                                   [GRAPHIC]

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $19,135,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $19,135,000

FIRST PAYMENT DATE:         January 11, 2008

MORTGAGE INTEREST RATE:     5.6800% per annum

AMORTIZATION TERM:          360 months(2)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              December 11, 2017

MATURITY/ARD BALANCE:       $16,833,306

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is two (2)
                            months prior to the Maturity Date.

LOAN PER UNIT(1):           $95,675

UP-FRONT RESERVES:          Replacement Reserve:                   $20,000(3)

ONGOING RESERVES:           Tax and Insurance Reserve:                 Yes(4)

                            Replacement Reserve:                 Springing(5)

LOCKBOX:                    N/A

SUBORDINATE FINANCING:      None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Multifamily

PROPERTY SUB-TYPE:          Conventional

LOCATION:                   Charlottesville, Virginia

YEAR BUILT/RENOVATED:       1996/2007

UNITS:                      200

OCCUPANCY AT U/W(6):        100%

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Cathcart Management Limited Liability Company

                       12/31/2005  12/31/2006  10/31/2007     U/W
                       ----------  ----------  ----------     ---
NET OPERATING INCOME:  $1,595,736  $1,651,726  $1,728,199  $1,658,764
NET CASH FLOW:                                             $1,603,764
DSCR:                                                            1.21x

APPRAISED VALUE:            $27,300,000

APPRAISAL DATE:             July 10, 2007

CUT-OFF DATE LTV RATIO(1):  70.1%

MATURITY/ARD LTV RATIO:     61.7%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The Lakeside Apartments (Phase II) Loan has an interest-only period of 24 months, after which the borrower will be required to pay interest and principal on each due date.
(3) The replacement reserve was established at closing to fund repairs and replacements at the property.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $3,333 per month into the replacement reserve to fund ongoing repairs and replacements at the property; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $20,000.
(6)  Based on the November 8, 2007 rent roll.

                             ADDITIONAL INFORMATION

- Lakeside Apartments (Phase II) (the "Subject") is a 200-unit Class-A multifamily property located in Charlottesville, Virginia. The Subject consists of 10 three-story, garden-style apartment buildings improved on an
     11.4 acre site. The Subject's unit mix includes 60 one-bedroom units, 110 two-bedroom units, and 30 three-bedroom units, totaling 196,240 square feet of net rentable area.

- The Subject was built in 1996 after the successful Lakeside Phase I development, which is not part of the collateral, was reportedly fully occupied and operating with a waiting list. An amenity sharing agreement is in place that grants tenants and guests of the Subject all rights, privileges, and access to the amenities which are physically a part of Lakeside Phase I.

- The Subject's units include French doors, washer/dryers, mini-blinds, oversized bathtubs, vaulted ceilings, 15'x7' decks, and storage rooms. Exterior amenities include a lake with a sand beach and pier, a 4,600 square foot fitness center, pool and hot tub, basketball and volleyball court, lighted tennis courts, playground, running and hiking trails, and a leasing office. On site parking consists of 334 spaces or 1.7 spaces per unit. As of November 8, 2007, the Subject was 100% occupied.

- The Subject is located in a suburban setting, just south of the City of Charlottesville, approximately 75 miles west of Richmond and 100 miles southwest of Northern Virginia and the Washington DC metropolitan area. Charlottesville is greatly influenced by the employment, educational, and cultural opportunities provided by the University of Virginia. Although Charlottesville is a relatively small urban center, it benefits greatly from the stabilizing influence of the University of Virginia and the various manufacturing facilities that have been attracted to the area as a result of this environment. Charlottesville also serves as a major retail center serving a relatively large geographical area. Transportation linkages within the area and to other parts of the state are well developed and are a considerable asset to the economic structure of the community. Per the appraiser, the Charlottesville MSA is a stable market displaying strong occupancy levels and an upward trend in rental rates. Based on rental comparables, the appraiser concluded a market occupancy of 98.6%.

- The Subject is located within 4 miles of the University of Virginia ("UVA"). Current enrollment at UVA is over 20,000 students; thus, the impact of the university on the local housing market is immense. Ever increasing demand for rental housing by students, faculty, and staff has traditionally been much greater than the available housing provided by UVA. Consequently, the demand for near-campus housing is considerable and the close-in student housing market reportedly runs at full or close to full occupancy. Historically, the Subject has not been actively marketed to UVA students, but has occasionally seen leasing activity from the UVA student body. Generally, the property management only allows graduate-level students and they are subject to the standard credit and background checks. The property management reports that on average 10-14% of the Subject units are leased to students.

- The appraiser deemed five properties, totaling 1,140 units, to be the most competitive with the Subject. The rent comparables ranged from a 140-unit property to a 310-unit property, with occupancy rates ranging from 98% to 99% and average rental rates ranging from $913/unit to $1,267/unit. The weighted average occupancy and rent for the competitive set were 98.8% and $1107/unit respectively. Comparatively, the Subject is 100% occupied with average in place rent of $1,003/unit. Rent comparables range from $784/unit to $1,084/unit for one-bedroom units, $880/unit to $1,479/unit for two-bedroom units, and $990/unit to 1,549/unit for three-bedroom units. The Subject falls well within these ranges with average in place rents of $899/unit, $1,022/unit, and $1,141/unit for one, two, and three-bedroom units, respectively.

- According to the appraiser, the 2007 population within a one-mile, three-mile and five-mile radius of the Subject was 5,198, 43,191, and 70,205, respectively. The one, three and five-mile population figures are expected to grow 1.94%, 0.43% and 0.44%, respectively, over the next five years. Within a one-mile, three-mile and five-mile radius of the Subject, the median household income for 2007 was $58,490, $37,962, and $42,064, respectively.

- The Sponsor for the Subject is Robert B. Cathcart. Mr. Cathcart is the founder and CEO of Cathcart Properties Inc., a land acquisition and development company based in Charlottesville, Virginia since 1984. Mr. Cathcart has extensive experience owning, managing, and developing real estate. After a successful career in real estate sales, Cathcart focused on the Charlottesville, Virginia rental market in the early 1980's, where he ultimately developed several award-wining apartment and condominium complexes. As of January 2008, Mr. Cathcart's had a net worth of approximately $36.3 million and liquidity of approximately $3.3 million.

- The property is managed by Cathcart Management Limited Liability Company, which was founded in 1997 to manage the properties developed by its founder, Robert Cathcart, as well as provide management services to other owners of prime multi-family real estate, including Condominium Associations and Home Owner Associations. Cathcart Management's properties include award-winning communities in Charlottesville, one of the fastest growing communities in the Commonwealth of Virginia. The company's reputation for excellence has made it an industry leader, known for its customized approach to maintain high occupancy rates and lease newly developed properties ahead of lease-up schedules. Carolyn Busker, the President of the company, and her team of eight employees oversee the more than 600 units under management at the company. Cathcart Management provides on site property management at the Subject.

                           RADISSON HOTEL DALLAS NORTH

                                    [GRAPHIC]

                      LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE: $16,785,000

CUT-OFF DATE PRINCIPAL
BALANCE(1):                 $16,750,852

FIRST PAYMENT DATE:         March 11, 2008

MORTGAGE INTEREST RATE:     8.2300% per annum

AMORTIZATION TERM:          300 months

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              February 11, 2013

MATURITY/ARD BALANCE:       $15,649,750

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until the date that is three (3)
                            months prior to the Maturity Date.

LOAN PER ROOM(1):           $56,976

UP-FRONT RESERVES:          Property Improvement
                            Reserve:                               $1,517,600(2)

                            Seasonality Reserve:                      $15,030(3)

ONGOING RESERVES:           Tax and Insurance Reserve:                    Yes(4)

                            FF&E Reserve:                                 Yes(5)

                            Seasonality Reserve:                          Yes(6)

                            Excess Cash Flow Reserve:               Springing(7)

LOCKBOX:                    Springing

SUBORDINATE FINANCING:      None

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Single Asset

PROPERTY TYPE:              Hotel

PROPERTY SUB-TYPE:          Full Service

LOCATION:                   Richardson, Texas

YEAR BUILT/RENOVATED:       1982/2007

ROOMS:                      294

OCCUPANCY AT U/W:           59%

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        Taraz Kooh LLC

                       12/31/2005  12/31/2006  12/31/2007     U/W
                       ----------  ----------  ----------     ---
NET OPERATING INCOME:  $1,635,391  $1,980,530  $2,478,126  $2,546,041
NET CASH FLOW:                                             $2,218,149
DSCR:                                                            1.40x

APPRAISED VALUE:            $27,100,000

APPRAISAL DATE:             November 29, 2007

CUT-OFF DATE LTV RATIO(1):  61.8%

MATURITY/ARD LTV RATIO:     57.7%

(1)  Based on the April 2008 cut-off date principal balance.
(2) The property improvement reserve was established at closing to fund work required by the franchisor.
(3) The seasonality reserve was established at closing to provide an additional source of funds for the payment of operating expenses and debt service for the Radisson Hotel Dallas North Property during seasonal periods when the gross income from the Radisson Hotel Dallas North Property may be reduced.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) Commencing on the March 2008 due date, the borrower is required to make monthly deposits into an FF&E reserve, in an amount equal to 1/12th of 5% of the annual gross revenues (as calculated in accordance with the related loan documents) from the Radisson Hotel Dallas North Property for the current calendar year (each such deposit, a "First Year FF&E Monthly Deposit") until the aggregate amount of all First Year FF&E Monthly Deposits (irrespective of the amount then on deposit in the FF&E reserve) is equal to or greater than $328,000, after which time the First Year FF&E Monthly Deposit is no longer be required. From the loan closing date through and including the February 2009 due date, all amounts on deposit in the FF&E reserve are required to be used exclusively for the payment of costs and expenses incurred by the borrower in connection with the performance of the franchisor's property improvement plan. In addition, commencing on the March 2009 due date, the borrower is required to make monthly deposits to the FF&E reserve, in an amount equal to 1/12 of 4% of the annual gross revenues (as calculated in accordance with the related loan documents) for the current calendar year (the "FF&E Required Deposit Amount"); PROVIDED that the borrower will not be required to make any such monthly payments so long as the amount on deposit in the FF&E reserve is equal to or greater than the product of (x) 24 and (y) the FF&E Required Deposit Amount at the time of calculation.
(6) On each due date, the borrower is required to deposit $15,030 into the seasonality reserve; PROVIDED that the lender may, at any time in its discretion, increase or decrease such monthly deposit amount in accordance with the related documents; PROVIDED, HOWEVER, that the total annual amount of required deposits into the seasonality reserve may not be increased except (i) in the event of a material change in the monthly fluctuation of occupancy, average daily rate or gross income from operations at the

     Radisson Hotel Dallas North Property, (ii) if the debt service coverage ratio (based on trailing 12-month period) of the Radisson Hotel Dallas North Property is less than 1.40x for two consecutive quarters, (iii) to address increases in amounts to required to be deposited into the reserves or (iv) if so required by the applicable rating agencies; PROVIDED, FURTHER, that so long as no event of default has occurred and is continuing under the Radisson Hotel Dallas North Loan, such monthly contributions will cease and funds on deposit will be released to the borrower if either (a) the borrower delivers a letter of credit in an amount equal to total annual amount due with respect to the seasonality reserve or (b) RevPAR for the Radisson Hotel Dallas North Property is greater than $45.66 for each of 24 consecutive months.

(7) Upon the occurrence and during the continuance of a Radisson Hotel Dallas North Cash Sweep Period (as defined below), all excess cash flow (if any) will be deposited into an excess cash reserve and held as cash collateral for the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Cash Sweep Period" will be triggered (a) if the borrower fails to produce a loan commitment to refinance on or before the date that is three (3) months prior to the stated maturity of the Radisson Hotel Dallas North Loan, (b) upon the occurrence of a Radisson Hotel Dallas North Low DSCR Period (as defined below) or (c) upon the occurrence of an event of default under the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Low DSCR Period" will commence if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is less than 1.20x and will terminate if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is at least 1.20x for three (3) consecutive months. Upon the termination of Radisson Hotel Dallas North Cash Sweep Period triggered by a Radisson Hotel Dallas North Low DSCR Period, all funds on deposit in the excess cash reserve will be released to the borrower; PROVIDED that no event of default has occurred and is then continuing under the Radisson Hotel Dallas North Loan.

                             ADDITIONAL INFORMATION

- The Radisson Hotel Dallas North (the "Subject") is a 12-story, 294-room, full service hotel located at 1981 North Central Expressway in Richardson, Texas, approximately fifteen miles north of downtown Dallas. The Subject was originally built in 1982 and was extensively renovated and reflagged to the Radisson brand in 2000. The $6 million renovation included the lobby area, public areas, the ballroom, the Connected Cactus Restaurant, lounges, the guestrooms, and certain exterior upgrades. The Subject is expected to undergo further renovation, under an estimated $1.5 million Property Improvement Plan ("PIP"). The PIP will target interior and exterior areas of the property including, the parking lot, lobby area, elevators, restaurant, ballroom, meeting room, pool area, exercise facility, and guestrooms. Most of the renovations will be cosmetic improvements to further improve the aesthetics of the property. The Lender escrowed approximately $1.52 million in an upfront PIP Reserve to fund these renovations.

- The Subject features 12,801 square feet of meeting space, the Connected Cactus restaurant, an outdoor pool and sun deck, business center, vending area, superior landscaping, and 370 spaces in an on-site parking lot. The Subject has won the franchisor's prestigious Radisson President's Award for six consecutive years from 2001-2006.

- The Subject has achieved positive growth in occupancy, ADR, and RevPAR since 2005. From 2005 to 2007, occupancy, ADR and RevPAR increased 6.7%, 15.4%, and 23.2%, respectively. Upon the completion of the PIP, the borrower is expected to increase room rates and achieve further growth in ADR. While top-line growth is expected primarily through ADR growth, NOI margins are also expected to improve under the new ownership as the property transitions from being owned and operated by an affiliate of Carlson Hotels, the Radisson franchisor, to the borrower who has a proven track record of operating similar full service hotels.

- Per the December 2007 STR Report, the Subject's competitive set was comprised of seven hotels, including the subject, ranging from a 123-room hotel to a 342-room hotel for a total of 1,722 rooms. According to the report, the competitive set achieved overall occupancy of 61.4%, an ADR of $108.38, and RevPAR of $66.53 in 2007. During the same period, the Subject achieved an occupancy of 58.8%, an ADR of $100.01, and RevPAR of $58.81. For the year ending December 2007, the Subject posted occupancy, ADR, and RevPAR penetration levels of 95.8%, 92.3%, and 88.4%, respectively. Upon completion of the PIP, the borrower is expected to raise room rates to further increase ADR to at least 100% penetration level against the competitive set. The renovations to common areas and guestrooms are expected to help the Subject gain market share in occupancy, ADR, and RevPAR.

- The Subject is located in Richardson, Texas, a suburb of Dallas, Texas. The neighborhood is defined by President George Bush Turnpike to the north, Floyd Road to the west, Belt Line Road to the south, and Plano Road to the east. In general, this neighborhood is in the stable stage of its lifecycle and is characterized by large office buildings and fairly high-end retail shopping centers. The nearby Dallas Galleria is an upscale shopping center that offers restaurants, gift shops, and upscale retail venders such as Gucci, Macy's and Saks. Within immediate proximity of the Subject, land use is primarily commercial in nature consisting of 50% office/retail use, 20% hotel use, and 30% residential use. Several of the Subject's corporate accounts are located nearby including MCI, Nortel Networks, Ratheon, Tekelec Software, Alliance Data Systems, and Texas Instruments. In a significant development for the Richardson economic base, Texas Instruments is expected to open its long anticipated 92-acre semiconductor manufacturing complex a short distance from the Subject property.

- The Subject is located in the Dallas-Fort Worth-Arlington MSA. Dallas is a sophisticated, bustling metropolis that has earned its reputation in the global marketplace. The city has a diversified economy and is the leading commercial, marketing, and industrial center of the southwest. Major industries include technology, defense, financial services, life sciences, semiconductors, telecommunications, transportation, and processing. Reportedly, approximately 50% of all the jobs in the region are service-oriented, such as healthcare, recreation and tourism and finance.

 - The Sponsors for the Subject are Alireza Morirahimi ("Al Mori") and Parvin Mosavi. As of September 2007, their combined net worth and liquidity were approximately $14,811,900 and $500,000, respectively. The Subject will be self-managed by Al Mori, who develops, owns, manages, rehabilitates and repositions properties for operation in the hospitality industry. Al Mori owns and operates a 121-room Hampton Inn acquired in 2004 located in Jacksonville, Florida, a 220-room Holiday Inn Select acquired in 2006 also located in Richardson, Texas and previously owned a 112-room AmeriSuites Hotel in Jacksonville, Florida, which was sold in 2006. Al Mori has been in the hospitality industry for over 30 years. He worked for 18 years for one of the largest franchisors of Holiday Inn and Embassy Suites, first as a general manager and later as a director of operations where he went through the process of opening and stabilizing many full service hotels. Al Mori has previously owned and operated Super 8's, Days Inn's and Comfort Inn's.

                        CREDIT SUISSE STRUCTURED FINANCE

CONTACT                PHONE           FAX                     E-MAIL
------------------------------------------------------------------------------------
REESE MASON
MANAGING DIRECTOR   212.325.8661   212.743.3416   reese.mason@credit-suisse.com
PRASHANT RAJ
DIRECTOR            212.538.5773   212.743.5171   prashant.raj@credit-suisse.com
YOUSAF SAMI
ASSOCIATE           212.325.5579   212.743.4860   yousaf.sami@credit-suisse.com
NATHAN BAGNASCHI
ANALYST             212.325.4972   212.743.4180   nathan.bagnaschi@credit-suisse.com
BLAIR LIEBER
ANALYST             212.325.0978   212.743.0538   blair.lieber@credit-suisse.com
JOEL MONTANIEL
ANALYST             212.538.0538   212.325.8253   joel.montaniel@credit-suisse.com
ALLIE PAGE
ANALYST             212.325.9318   212.743.4497   allie.page@credit-suisse.com

                           MORGAN STANLEY CMBS FINANCE

     CONTACT            PHONE           FAX                    E-MAIL
---------------------------------------------------------------------------------
WARREN FRIEND
MANAGING DIRECTOR   212.762.7630   212.507.2963   warren.friend@morganstanley.com
WAI-KENG KWOK
VICE PRESIDENT      212.762.7448   212.404.4710   wai.kwok@morganstanley.com
JENNY KIM
ANALYST             212.762.7445   212.507.1790   jenny.kim@morganstanley.com
KITTY YIXIAO LIU
ANALYST             212.762.7628   646.290.3018   yixiao.liu@morganstanley.com

                 CREDIT SUISSE REAL ESTATE DEBT CAPITAL MARKETS

CONTACT                        PHONE           FAX                     E-MAIL
------------------------------------------------------------------------------------------
BARRY POLEN

MANAGING DIRECTOR          212.325.3295   212.325.8104   barry.polen@credit-suisse.com
KEN RIVKIN
MANAGING DIRECTOR          212.538.8737   212.743.4762   ken.rivkin@credit-suisse.com
CHRIS ANDERSON
MANAGING DIRECTOR          212.325.3295   212.743.4790   chris.anderson@credit-suisse.com
ANDREW WINER
DIRECTOR                   212.325.3295   212.743.4521   andrew.winer@credit-suisse.com
DEREK BARCELONA
DIRECTOR                   212.325.2648   212.743.5830   derek.barcelona@credit-suisse.com
JASON FRUCHTMAN
VICE PRESIDENT             212.325.3492   212.743.4827   jason.fruchtman@credit-suisse.com
GLEN JACKWICZ
ASSISTANT VICE PRESIDENT   212.538.7172   917.326.3142   glen.jackwicz@credit-suisse.com
WILLIAM CUMBY
ASSOCIATE                  212.325.3295   212.743.4723   william.cumby@credit-suisse.com

                   MORGAN STANLEY REAL ESTATE CAPITAL MARKETS

CONTACT                        PHONE           FAX                    E-MAIL
----------------------------------------------------------------------------------------
KARA MCSHANE
MANAGING DIRECTOR          212.761.2164   212.507.5062   kara.mcshane@morganstanley.com
ROBERT KARNER
EXECUTIVE DIRECTOR         212.761.1605   212.507.2124   robert.karner@morganstanley.com
ALEX WONG
VICE PRESIDENT             212.761.7185   212.507.8789   alex.c.wong@morganstanley.com
JON MILLER
ASSOCIATE                  212.761.1317   212.507.6994   jon.miller@morganstanley.com